As filed with the Securities and Exchange Commission on June 15, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ENDURANCE SPECIALTY HOLDINGS LTD.
(Exact name of registrant as specified in charter)

Bermuda	98-0392908
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

Wellesley House	CT Corporation System
90 Pitts Bay Road	111 Eighth Avenue, 13th Floor
Pembroke HM 08, Bermuda	New York, New York 10011
(441) 278-0400	(212) 590-9200

(Address, Including Zip Code, and Telephone Number,	(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrants' Principal Executive Offices)	Including Area Code, of Agent For Service)

ENDURANCE HOLDINGS CAPITAL TRUST I
(Exact name of registrant as specified in charter)

Delaware	To Be Applied For
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

ENDURANCE HOLDINGS CAPITAL TRUST II
(Exact name of registrant as specified in charter)

Delaware	To Be Applied For
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

c/o Endurance U.S. Holdings Corporation
333 Westchester Avenue
White Plains, New York 10607
(914) 468-8000

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

John V. Del Col, Esq.	Susan J. Sutherland, Esq.
General Counsel and Secretary	Skadden, Arps, Slate, Meagher & Flom LLP
Wellesley House, 90 Pitts Bay Road	4 Times Square
Pembroke HM 08, Bermuda	New York, New York 10036
(441) 278-0400	(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

Proposed Title of each Class of Securities to be Registered
	Proposed Maximum
	Aggregate Offering	Amount of
	Price	Registration Fee

Primary Offering: (1) (2)	$500,000,000	$63,350
Debt securities (3)(4)
Preference shares (3)(4)
Ordinary shares, $1.00 par value (3)(4)
Depositary shares (3)(4)(5)
Warrants (6)
Stock purchase contracts
Stock purchase units (7)
Trust Preferred Securities of Endurance Holdings
Capital Trust I and Endurance Holdings Capital Trust II (8)
Guarantees of Trust Preferred Securities (9)

Secondary Offering: (10)
Ordinary shares, $1.00 par value (11)	$1,300,080,221	$164,720

Total	$1,800,080,221	$228,070

(1)	Such indeterminate number or amount of debt securities, preference shares, ordinary shares, depositary shares, warrants, stock purchase contracts and stock purchase units of Endurance Holdings and trust preferred securities of Endurance Holdings Capital Trust I and trust preferred securities of Endurance Holdings Capital Trust II, as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as Euros). Subject to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), in no event will the aggregate maximum offering price of all securities issued by Endurance Holdings, Endurance Holdings Capital Trust I and Endurance Holdings Capital Trust II pursuant to this Registration Statement exceed $500,000,000, or if any debt securities are issued with original issue discount, such principal amount as shall result in an initial offering price of $500,000,000.

(2)	Estimated solely for the purpose of calculating the registration fee for the primary offering pursuant to Rule 457(o) under the Securities Act.

(3)	Also includes such indeterminate amounts of debt securities and an indeterminate number of preference shares, ordinary shares and depositary shares as may be issued pursuant to anti-dilution adjustments or upon conversion of or exchange for any other debt securities, preference shares or depositary shares that provide for conversion or exchange into other securities or upon exercise of warrants for such securities or upon settlement of the stock purchase contracts.

(4)	No separate consideration will be received for the debt securities, preference shares, ordinary shares or depositary shares issuable upon conversion of or in exchange for debt securities, preference shares or depositary shares.

(5)	Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event Endurance Holdings elects to offer to the public fractional interests in the preference shares registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and the preference shares will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

(6)	Warrants may be sold separately or with securities.

(7)	Each stock purchase unit consists of (a) a stock purchase contract; (b) warrants; and/or (c) debt securities, trust preferred securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or ordinary shares), that would secure the holders' obligations to purchase or to sell, as the case may be, preference shares, ordinary shares or depository shares under the stock purchase contract.

(8)	There is being registered hereunder an indeterminate amount and number of trust preferred securities of the Capital Trusts as may be sold from time to time.

(9)	No separate consideration will be received for the guarantees of the trust preferred securities. Debt securities may be purchased by each of the Capital Trusts with the proceeds of the sale of trust preferred securities, in which case no separate consideration will be received for the debt securities. Such debt securities may be later distributed to the holders of the trust preferred securities upon dissolution of the Capital Trusts.

(10)	Estimated solely for the purpose of calculating the registration fee for the secondary offering of ordinary shares pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the New York Stock Exchange on June 7, 2004.

(11)	Under the Securities Act, up to 38,069,699 ordinary shares of Endurance Holdings may be sold by selling shareholders from time to time pursuant to this registration statement.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to Completion, Dated June 15, 2004

PROSPECTUS

$1,800,080,221

Endurance Specialty Holdings Ltd.

Debt Securities, Preference Shares, Ordinary Shares,
Depositary Shares, Warrants, Stock Purchase Contracts
and Stock Purchase Units

Endurance Holdings Capital Trust I
 Endurance Holdings Capital Trust II

Trust Preferred Securities Fully and Unconditionally
Guaranteed by Endurance Specialty Holdings Ltd.

We may offer, from time to time, debt securities, preference shares, ordinary shares, depositary shares, warrants, contracts to purchase shares of our ordinary shares or stock purchase units consisting of (a) a stock purchase contract; (b) warrants; and/or (c) debt securities, trust preferred securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or ordinary shares), that would secure the holders' obligations to purchase or to sell, as the case may be, preference shares, ordinary shares or depository shares under the stock purchase contract.

Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Endurance Holdings Capital Trust I and Endurance Holdings Capital Trust II are Delaware statutory trusts. Each Capital Trust may offer, from time to time, trust preferred securities. We will guarantee the payments of dividends and payments on liquidation or redemption of the trust preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by each Capital Trust.

In addition, selling shareholders named in this prospectus may sell up to 38,069,699 of our ordinary shares. We will not receive any of the proceeds from the sale of our ordinary shares by selling shareholders.

Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the trading symbol "ENH."

Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2004.

This prospectus is part of a joint registration statement filed by Endurance Specialty Holdings Ltd. and the Capital Trusts with the Securities and Exchange Commission (the "SEC" or the "Commission") using a "shelf" registration process. Under this shelf process (i) we, and in the case of an offering of trust preferred securities, the Capital Trusts, may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $500,000,000, and (ii) the selling shareholders may sell in one or more offerings up to an aggregate of 38,069,699 ordinary shares. This prospectus provides you with a general description of the securities we, the Capital Trusts or the selling shareholders may offer. Each time we, the Capital Trusts or the selling shareholders sell securities, we, the Capital Trusts or the selling shareholders, as the case may be, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the Capital Trusts and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information." General information about us, including our Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.endurance.bm as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

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Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. In addition, the Bermuda Monetary Authority (the “BMA”) must approve all issuances and transfers of securities of a Bermuda exempted company. We will have to obtain from the BMA their permission for the issue and free transferability of the securities in the Company being offered pursuant to this prospectus, and each prospectus supplement In addition, at the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our” and “the Company” refer to the consolidated operations of Endurance Specialty Holdings Ltd., and its direct and indirect subsidiaries, including Endurance Specialty Insurance Ltd. (“Endurance Bermuda”), Endurance Worldwide Holdings Limited, Endurance Worldwide Insurance Limited (“Endurance U.K.”), Endurance U.S. Holdings Corporation, Endurance Reinsurance Corporation of America (“Endurance U.S.”) and Endurance Services Limited. “Endurance Holdings” refers solely to Endurance Specialty Holdings Ltd. On December 17, 2002, we effected a share premium issuance to our existing shareholders at that time. Except as otherwise indicated, all share data in this prospectus assumes the share premium issuance to such existing shareholders of four additional shares for each common share outstanding had occurred as of the date such data is presented. As used in this prospectus, “common shares” refers to our ordinary shares and class A shares collectively. References to the "Capital Trusts" refer to Endurance Holdings Capital Trust I and Endurance Holdings Capital Trust II.

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RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products;

•	the impact of acts of terrorism and acts of war;

•	the effects of terrorist-related insurance legislation and laws;

•	greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices have anticipated;

•	decreased level of demand for property and casualty insurance or reinsurance or increased competition due to an increase in capacity of property and casualty insurers and reinsurers;

•	the inability to obtain or maintain financial strength or claims-paying ratings by one or more of our subsidiaries;

•	uncertainties in our reserving process;

•	Endurance Holdings or Endurance Bermuda becomes subject to income taxes in the United States or the United Kingdom;

•	changes in regulations or tax laws applicable to us, our subsidiaries, brokers or customers;

•	acceptance of our products and services, including new products and services;

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•	the inability to renew business previously underwritten or acquired;

•	changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•	loss of key personnel;

•	political stability of Bermuda;

•	changes in accounting policies or practices; and

•	changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates, and other factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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ENDURANCE SPECIALTY HOLDINGS LTD.

Endurance Holdings is a holding company domiciled in Bermuda. Through our operating subsidiaries based in Bermuda, the United Kingdom and the United States, we focus on writing specialty lines of personal and commercial property and casualty insurance and reinsurance on a global basis. We define specialty lines as those lines of insurance and reinsurance that require dedicated, specialized underwriting skills and resources in order to be profitably underwritten. Our portfolio of specialty lines of business is organized into the following segments: property per risk treaty reinsurance, property catastrophe reinsurance, casualty treaty reinsurance, property individual risk, casualty individual risk and aerospace and other specialty lines.

We seek to create a portfolio of specialty lines which are profitable and have limited correlation with one another. We believe that a well constructed portfolio of diversified risks will produce less volatile results than each of the individual lines of business independently, allow for greater capital efficiency, and provide a superior risk-adjusted return on capital. We identify and underwrite attractive insurance and reinsurance business through our experienced underwriting staff and apply a centralized, quantitative framework of risk analysis across all of our business segments. We produce our business through the leading worldwide insurance and reinsurance intermediaries.

We began operations on December 17, 2001 after Endurance Bermuda completed a private placement of its equity securities. Our principal executive offices are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and our telephone number is (441) 278-0400.

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THE CAPITAL TRUSTS

We created two Delaware statutory trusts, each pursuant to a declaration of trust executed by us as sponsor for each Capital Trust and its trustees. The Capital Trusts are named Endurance Holdings Capital Trust I and Endurance Holdings Capital Trust II.

We have filed, as an exhibit to the registration statement of which this prospectus is a part, a form of Amended and Restated Declaration of Trust for the Capital Trusts which contains the terms and conditions under which the Capital Trusts will issue and sell their preferred securities and common securities. We refer to the Amended and Restated Declaration of Trust as a declaration with respect to that Capital Trust.

Unless an applicable prospectus supplement provides otherwise, each Capital Trust exists solely to:

•	issue and sell preferred securities, which we refer to as trust preferred securities. The proceeds of the trust preferred securities will be invested in a specified series of our debt securities;

•	issue and sell common securities, which we refer to as trust common securities. The trust common securities will be issued and sold to us in exchange for cash. The proceeds from the sale will be invested in additional series of our debt securities; and

•	engage in other activities only as are necessary, convenient or incidental to the above two purposes.

Neither Capital Trust will borrow money, issue debt, reinvest proceeds derived from investments, pledge any of its assets, nor otherwise undertake or permit to be undertaken any activity that would cause it to not be classified as a grantor trust for United States federal income tax purposes.

We will own all of the trust common securities. The holder of the trust common securities will receive payments that will be made on a ratable basis with the trust preferred securities. However, the right of the holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust preferred securities holders if there is a continuing event of default under the declaration.

We will acquire trust common securities having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of the Capital Trust.

Each Capital Trust will have a term of 30 years, unless the declaration provides otherwise.

We will pay all fees and expenses related to each Capital Trust and the offering of the trust preferred securities by each Capital Trust.

The principal place of business of each Capital Trust is c/o Endurance U.S. Holdings Corporation, 333 Weschester Avenue, White Plains, New York, 10607. The telephone number is: (914) 468-8000.

The trustees of each Capital Trust will conduct the business and affairs of their respective Capital Trust. The trustees' duties and obligations will be governed by the declaration of their respective Capital Trust. Each Capital Trust's trust common securities holders will be entitled to appoint, remove, replace or change the number of trustees for their respective Capital Trust.

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Each Capital Trust will include the following trustees:

•	at least one administrative trustee, which is a person who is an employee or officer of us or our subsidiaries or who is affiliated with us and is resident in the United States, or who is a licensed trustee under Bermuda law;

•	at least one institutional trustee, which is a financial institution that is not affiliated with us and which will act as institutional trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms described in an applicable prospectus supplement; and

•	at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the Capital Trust's institutional trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

The trustees of each Capital Trust are collectively referred to as the trustees. Unless otherwise indicated in an applicable prospectus supplement, the institutional trustee will be The Bank of New York and the Delaware trustee will be The Bank of New York (Delaware), with its Delaware office located at 502 White Clay Center, Route 273, Newark, Delaware 19711.

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USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by us or the Capital Trusts will be used for general corporate purposes. The Capital Trusts will use all proceeds from the sale of trust preferred securities to purchase our debt securities. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities. We will not receive any of the proceeds from the sale of our ordinary shares by selling shareholders.

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RATIO OF EARNINGS TO FIXED CHARGES

For purposes of computing the following ratios, earnings consist of net income before income tax expense plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, amortization of debt issuance costs and one-third of rental payments under operating leases (estimated by management to be the interest factor of such rentals).

Three Months
	Ended	Year Ended	Year Ended	Period Ended
	March 31,	December	December 31,	December 31,
	2004	31, 2003	2002	2001

Ratio of Earnings to Fixed Charges	71.18x	43.33x	74.86x	NM(1)

(1)	Not meaningful.

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DESCRIPTION OF DEBT SECURITIES

Senior Debt Indenture and Subordinated Debt Indenture

We may issue our debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to a senior debt indenture entered into between Endurance Holdings and The Bank of New York, as trustee. We will issue any subordinated debt securities pursuant to a subordinated debt indenture entered into between Endurance Holdings and The Bank of New York, as trustee. Forms of the indentures for the senior debt securities and the subordinated debt securities are filed as exhibits to the registration statement, of which this prospectus is a part.

The senior debt indenture and the subordinated debt indenture are substantially identical except that (1) the subordinated debt indenture, unlike the senior debt indenture, provides for debt securities which are specifically made junior in right of payment to other specified indebtedness of Endurance Holdings and (2) the senior debt indenture, unlike the subordinated debt indenture, restricts the ability of Endurance Holdings to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the senior debt indenture. Neither the senior debt indenture nor the subordinated debt indenture limit the aggregate principal amount of indebtedness that we may issue from time to time.

Forms of the senior debt indenture and the subordinated debt indenture are included as exhibits to the registration statement of which this prospectus forms a part. The following description provides a general summary of the material terms and conditions of each of these indentures and the debt securities issued pursuant to these indentures.

The following discussion is only a summary. The indentures may contain language which expands upon or limits the statements made in this prospectus. Accordingly, we strongly encourage you to refer to the indentures for a complete understanding of the terms and conditions applicable to the indentures and the debt securities.

Senior and Subordinated Debt Securities

The debt securities will be our unsecured senior or subordinated obligations. The term "senior" is generally used to describe debt obligations which entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of "subordinated" debt. Events which can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.

We may issue the senior debt securities, pursuant to the senior debt indenture, in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

The senior indebtedness issued pursuant to the senior debt indenture will rank junior and be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the senior debt indenture.

Additionally, the senior indebtedness issued pursuant to the senior debt indenture will rank junior and be subordinate to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary's assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of an Endurance Holdings subsidiary to satisfy claims of the subsidiary's policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

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The debt securities issued under the subordinated debt indenture will be subordinate in right of payment in respect of principal, any premium and interest owing under the subordinated debt securities to all our senior indebtedness of Endurance Holdings in the manner described below under the caption "Subordination Under the Subordinated Debt Indenture."

Prospectus Supplements

We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. In the prospectus supplement, we will describe the following terms and conditions of the series of debt securities which we are offering, to the extent applicable:

•	whether the securities are senior or subordinated, the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities and the denominations of the debt securities;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable;

•	the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium and any interest on the debt securities will be payable;

•	any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•	whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•	any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

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•	whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading "Global Debt Securities;"

•	any United States federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any Bermuda tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any proposed listing of the debt securities on a securities exchange;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right we may have to defer payments of interest on the debt securities; and

•	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special United States federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

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Global Debt Securities

We may issue registered debt securities in global form. This means that one "global" debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the "beneficial" owner of that interest. A "beneficial" owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the "beneficial interest." We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant's account on the depositary's book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

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As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

•	be entitled to have the debt securities represented by the registered global security registered in their own names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Endurance Holdings, the indenture trustee or any other agent of Endurance Holdings or of the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

     We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

     We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

     We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the indenture trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

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We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.

Covenants Applicable to the Debt Securities

Limitations on Liens. Under section 3.9 of the senior debt indenture, so long as any debt securities are outstanding, neither we nor any of our restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of our debt or other obligations unless any debt securities issued under the senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes our restricted subsidiary or any renewal or extension of the existing lien and does not apply to shares of subsidiaries that are not "restricted subsidiaries".

To qualify as our "subsidiary," as defined in section 1.1 of the indentures, we must control, either directly or indirectly, more than 50% of the outstanding shares of voting stock of the corporation. Section 1.1 of the indentures defines voting stock as any class or classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of the corporation in question, except that stock which carries only the right to vote conditionally on the happening of an event is not considered voting stock.

As defined in section 1.1 of the indentures, our "restricted subsidiaries" include (1) Endurance Bermuda, Endurance U.S. and Endurance U.K., so long as they remain our subsidiaries; (2) any other present or future subsidiary of Endurance Holdings, the consolidated total assets of which constitute at least 20% of our total consolidated assets; and (3) any successor to any such subsidiary.

Consolidation, Merger, Amalgamation and Sale of Assets. Section 9.1 of both the senior and subordinated debt indentures provides that we will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of our assets to any third party or (3) purchase all or substantially all of the assets of any third party; unless

•	we are the continuing entity in the transaction or, if not, unless the successor entity expressly assumes our obligations on the securities and under the indentures;

•	following the completion of the transaction, we or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the indentures; and

•	a specified Officers’ Certificate and an Opinion of Counsel are delivered to the Trustee, each (i) stating that such consolidation, merger, sale, conveyance, or transfer, as the case may be, and any supplemental indenture pertaining thereto, comply with Article VIII and Article IX, respectively, of the indentures and (ii) otherwise complying with Section 11.5 therein.

In the context of a merger, amalgamation or consolidation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

The limitations on the transactions described above do not apply to a recapitalization, change of control, or highly leveraged transaction unless the transaction involves a consolidation, merger or amalgamation into a third party, or a sale, other than for cash to a third party of all or substantially all of our assets, or a purchase by us of all or substantially all of the assets of a third party. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price, or otherwise protect debt security holders in the event of any recapitalization, change of control, or highly leveraged transaction.

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Restrictions on Dispositions. Section 9.3 of both the senior and subordinated debt indentures provides that, except in a transaction otherwise governed by such indenture, neither we nor any of our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the debt securities remain outstanding. However, exceptions to this restriction include situations where:

•	the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by us or one of our restricted subsidiaries;

•	we dispose of all of the voting stock of a restricted subsidiary owned by us or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors;

•	the issuance, sale, assignment, transfer or other disposition is made to us or another restricted subsidiary;

•	any issuance, sale, assignment, transfer or other disposition made in compliance with an order of a court or regulatory authority of competent jurisdiction; or

•	after completion of a sale or other disposition of the stock of a restricted subsidiary, we and our restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock.

The indentures do not restrict the transfer of assets from a restricted subsidiary to any other person, including us or another of our subsidiaries.

Events Of Default

Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•	a default in payment of principal or any premium when due; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default for 30 days in payment of any interest; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•	a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

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•	events of bankruptcy, insolvency or reorganization; or

•	a continuing default, for more than 30 days after notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $50,000,000, if the default would result in the acceleration of that indebtedness.

Section 5.1 of both the senior and subordinated debt indentures provides that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the indenture trustee or the holders of not less than 25% in principal amount of each affected series of debt securities issued under the relevant indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the indenture trustee and the holders of not less than 25% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

Section 6.2 of both the senior and subordinated debt indentures entitles the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the indenture trustee to indemnity or security is subject to the indenture trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the indenture trustee to indemnification as described above and except as otherwise described in the indentures, section 5.9 of the indentures provides that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.

Section 5.6 of the senior and subordinated debt indentures provides that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•	the holders of at least 25% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

Under section 3.4 of each indenture, we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

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Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the applicable indenture and debt securities as set forth below and as provided in Article X of the senior and subordinated debt indentures. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the relevant indenture relating to the debt securities.

If provided for in the prospectus supplement, we may elect to defease and be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series (1) if the debt securities remain outstanding and have not been delivered to the trustee for cancellation and (2) have either become due and payable or are by their terms due and payable, or scheduled for redemption, within one year. We may make such discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.

If provided for in the prospectus supplement, we may elect to defease and be discharged from our specific obligations under the covenants contained in section 9.1 and section 3.5 of the indentures with respect to any debt securities of or within a series and, if specified in the prospectus supplement, our obligations under any other covenant contained in the indentures. We may make this covenant discharge and defeasance election by irrevocably depositing cash or U.S. Government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due. Section 9.1 of the indentures prohibits us from consolidating with or merging into a third party or selling, other than for cash, all or substantially all of our assets to a third party unless the conditions described above under the caption "Covenants Applicable to the Debt Securities -- Consolidation, Merger, Amalgamation and Sale of Assets" are satisfied. Section 3.5 of the indentures requires us to preserve and keep in full force and effect our existence and our charter and statutory rights and those of our subsidiaries, unless our board of directors determines that the loss of these rights would not be materially disadvantageous to the holders of debt securities or unless the transaction resulting in the loss of such rights would otherwise be permitted under section 9.1 of the indentures or any other section of Article IX of the indentures.

As a condition to any discharge and defeasance or covenant discharge and defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the discharge and defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such discharge and defeasance had not occurred. This opinion of counsel, in the case of discharge and defeasance of any and all obligations with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture.

We may exercise our discharge and defeasance option notwithstanding any prior covenant discharge and defeasance upon the affected debt securities. If we exercise our discharge and defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant discharge and defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been discharged and defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value which will vary depending upon interest rates and other factors.

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Modification of the Indentures

Section 8.1 of both the senior and subordinated debt indentures provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence a successor person's assumption of our obligations under the indentures and the debt securities;

•	add covenants that protect holders of debt securities;

•	cure any ambiguity or inconsistency in the indenture, provided that such correction does not adversely affect the holders of the affected debt securities;

•	establish forms or terms for debt securities of any series; and

•	evidence a successor trustee's acceptance of appointment.

Section 8.2 of the senior and subordinated debt indentures also permits us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	alter specified provisions of the relevant indenture relating to issued debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.

Subordination Under the Subordinated Debt Indenture

•	Article XIII of the subordinated debt indenture provides that payment of the principal, any premium and interest on debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. Section 1.1 of the subordinated debt indenture defines senior indebtedness as the principal, any premium and interest on all our indebtedness, whether incurred prior to or after the date of the indenture:

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•	for money borrowed by us;

•	for obligations of others that we directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of us; or

•	issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to the indebtedness listed above.

Senior indebtedness does not include:

•	any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities; or

•	any of our indebtedness to one of our subsidiaries.

The subordinated debt indenture does not limit the amount of senior indebtedness that we can incur.

The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities or coupons relating to those subordinated debt securities receive any payment on account of such subordinated debt securities or coupons, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

•	that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the principal or interest on the subordinated debt securities or coupons during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Conversion Rights

If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our ordinary shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of shares of our ordinary shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

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Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

The Indenture Trustees

The Bank of New York acts as trustee under each of the senior debt indenture and the subordinated debt indenture. The Bank of New York is a lender under our $500 million letter of credit and revolving credit facility and is part of the lending syndicate under our $192 million three-year term loan facility. As of June 11, 2004, we have letters of credit totaling $248.6 million outstanding under our revolving credit facility and $103 million of principal outstanding borrowings under the three-year term loan facility.

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DESCRIPTION OF SHARE CAPITAL

The following summary of provisions of our bye-laws, memorandum of association and memorandum of increase of share capital, is qualified in its entirety by the provisions of such bye-laws and memorandum of association, copies of which are filed as an exhibit to the registration statement of which this prospectus forms a part. All references in this section to “bye-laws” are intended to refer to the amended and restated bye-laws of Endurance Holdings. As of June 9, 2004, there were 54 record holders of our ordinary shares, and 8 record holders of warrants currently exercisable for ordinary shares and 10 record holders of warrants currently exercisable for class A shares.

Endurance Holdings has authorized share capital of 120,000,000 shares, par value $1.00 per share, of which 61,965,652 ordinary shares were outstanding as of June 9, 2004. The following summary of our share capital is qualified in its entirety by reference to our memorandum of association and our bye-laws, the amended and restated shareholders agreement, the registration rights agreement and the warrants, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Ordinary Shares

In general, subject to the adjustments regarding voting set forth in “— Voting Adjustments” below, holders of our ordinary shares have one vote for each ordinary share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. Holders of our ordinary shares are entitled to receive dividends as may be lawfully declared from time to time by our board of directors. Holders of our ordinary shares have no preemptive, redemption, conversion or sinking fund rights. In the event of our liquidation, dissolution or winding-up, the holders of our ordinary shares are entitled to share equally and ratably in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares.

Pursuant to the amended and restated shareholders agreement, certain of our shareholders may designate persons to be nominated for election to our board of directors by all shareholders of Endurance Holdings. See “— Amended and Restated Shareholders Agreement — Composition of Board and Board Committees.”

Class A Shares

Holders of our class A shares have the same rights as the holders of ordinary shares, except they have no right to vote on any matters put before the shareholders of Endurance Holdings. The holders of class A shares may convert their class A shares into ordinary shares at any time, provided that certain voting percentage limits are not breached and that adverse tax consequences to Endurance Holdings do not result from such conversion.

Voting Adjustments

In general, and except as provided below, shareholders have one vote for each ordinary share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. If, and so long as, the “controlled shares” (as defined below) of any person would otherwise represent more than 9.5% of the voting power of all of the shares entitled to vote generally at a meeting of shareholders, then the votes conferred by the shares of such person’s “control group” (as defined below) shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the controlled shares of such person shall not exceed such 9.5% limitation. The reduction in votes is generally to be applied proportionately among all shareholders who are members of the first shareholder’s “control group.” “Controlled shares” in reference to any person means all ordinary shares that a person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Code) or, in the case of a U.S. person (as defined in our bye-laws), constructively (within the meaning of Section 958(b) of the Code). “Control group” means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other shareholder any of whose shares are included in the controlled shares of such person.

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In addition, if, and so long as, the shares held directly by any “related group” would otherwise exceed the 9.5% limitation, then the votes conferred by the shares held directly by members of such “related group” shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the shares held directly by such related group shall not exceed the 9.5% limitation. The reduction in votes is generally to be applied proportionately among all directly held shares of such related group. “Related group” means a group of shareholders that are investment vehicles and are under common control or management.

For purposes of applying these provisions, shareholders will be entitled to direct that our board of directors (i) treat them (and certain affiliates) as U.S. persons, and/or (ii) treat them (and certain related shareholders) as one person for purposes of determining a shareholder’s control group.

The amount of any reduction of votes that occurs by operation of the above limitations will generally be allocated proportionately among all other shareholders of Endurance Holdings. Consequently, under these provisions certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share.

In addition, our board of directors may adjust a shareholder’s voting rights to the extent that our board of directors reasonably determines in good faith that it is necessary to do so to avoid adverse tax consequences or materially adverse legal or regulatory treatment to us, any subsidiary or any shareholder or its affiliates. This adjustment may result in a shareholder having voting rights in excess of one vote per share. Therefore, a shareholder’s voting rights might increase above 5% of the aggregate voting power of the outstanding ordinary shares, thereby possibly resulting in the shareholder becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Exchange Act. In addition, the reallocation of your votes could result in you becoming subject to filing requirements under Section 16 of the Exchange Act. The bye-laws of Endurance Holdings also provide that shareholders will be notified of their voting interests prior to any vote to be taken by the shareholders.

We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be reallocated pursuant to the bye-laws. If, after a reasonable cure period, a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, Endurance Holdings, in its reasonable discretion, may reduce or eliminate the shareholder’s voting rights.

Amended and Restated Shareholders Agreement

General. We entered into a shareholders agreement with all of our founding shareholders at the time of the exchange offer in July of 2002. In February of 2003, our founding shareholders approved an amended and restated shareholders agreement. This agreement will generally terminate upon the consent among us and our founding shareholders and warrant holders of 75% of the aggregate number of our shares outstanding, on a fully diluted basis, held by parties to the agreement at the time or upon our liquidation or dissolution.

The amended and restated shareholders agreement, together with the bye-laws, define the rights and obligations of founding shareholders party to the agreement with respect to our corporate governance, the transfer of our ordinary shares and related matters. This agreement may be amended only with our consent and the consent of the parties to the agreement holding common shares (including common shares obtainable upon conversion of warrants) representing at least 66 2/3% of the common shares, on a fully diluted basis, held by shareholders and warrant holders who are parties to that agreement. Amendments require the prior written consent of each shareholder or warrant holder who is a party to the amended and restated shareholders agreement if such amendment or waiver would (i) rescind, alter, amend or waive any of the provisions governing the requirements for amending or waiving the agreement, (ii) provide a benefit to the consenting shareholders and/or warrant holders not shared on a proportionate basis with all shareholders and/or warrant holders at that time or (iii) operate to the detriment of the shareholders and/or warrant holders that do not consent relative to the shareholders and/or warrant holders that do consent.

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Composition of Board and Board Committees. Pursuant to the amended and restated shareholders agreement, affiliates of Aon Corporation ("Aon"), the Thomas H. Lee entities ("THL"), Texas Pacific Group ("TPG"), General Motors Asset Management, Lightyear Capital LLC, Capital Z Partners, Ltd. ("Capital Z"), Perry Capital and Metro Center Investments Pte Ltd. have the right to nominate, through the Nominating Committee of our board of directors, designees as candidates for election to our board of directors. On February 12, 2004, Lightyear Capital LLC irrevocably waived its right under the amended and restated shareholders agreement to nominate a director to our board. In addition, the amended and restated shareholders agreement sets the size of the Nominating Committee of our board of directors at five directors, with each of Aon, THL and TPG having the right to select from our existing directors one member of this committee. The amended and restated shareholders agreement also sets the size of the Underwriting Committee of our board of directors at three, with THL and TPG having the right to select from our existing directors two of these members. Finally, the amended and restated shareholders agreement also requires that the Audit Committee and the Compensation Committee of our board of directors each have at least one member selected from our existing directors by each of Aon, Capital Z, THL and TPG; however, Aon and Capital Z cannot designate a majority of the members of these committees.

Registration Rights Agreement

We entered into a registration rights agreement in conjunction with our exchange offer in July of 2002 with all our founding shareholders. Pursuant to the terms of this agreement, shareholders that collectively hold at least 10% of the securities eligible for registration rights outstanding as of the date of the agreement have the right on five occasions to require us to register under the Securities Act any common shares owned by such shareholders. We have already fulfilled the requirement of one of the five occasions as a result of filing a registration statement on Form S-1 for a secondary offering of ordinary shares, which was consummated on March 9, 2004. The registration statement of which this prospectus forms a part permits the resale from time to time by our founding shareholders of their ordinary shares as contemplated by the registration rights agreement. In addition, under certain circumstances, if we propose to register the sale of any of our securities under the Securities Act, shareholders who are a party to the registration rights agreement and so request will have the right to participate proportionately in such sale.

If the managing underwriters advise us that, in their opinion, the number of securities requested to be included in an offering pursuant to the registration rights agreement exceeds the number which can be sold without adversely affecting the marketability of the offering and within a price range acceptable to the holders of a majority of the securities requesting registration, we will first include those securities requested to be included, that in the opinion of the underwriters, can be sold without adversely affecting the marketability of the offering, pro rata among the holders thereof on the basis of the amount of securities owned by each holder. Under certain circumstances, we may postpone the filing or the effectiveness of a registration statement if we reasonably believe that, in the absence of such postponement, we would be required under state or federal securities laws to disclose any material non-public information.

The registration rights agreement also provides, that as required by the managing underwriters, neither we, nor the shareholders party to that agreement, will offer, sell, or otherwise dispose of any ordinary shares or other securities convertible or exchangeable for ordinary shares for 90 days following the date of the corresponding underwriting agreement.

Preference Shares

From time to time, pursuant to the authority granted by our bye-laws to issue shares up to the amount of our authorized share capital, our board of directors may create and issue one or more series of preference shares having such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividends, voting, return of capital, or otherwise, as the shareholders of Endurance Holdings may determine or, if there has not been any such determination or so far as the same shall not make specific provision, as our board of directors may determine. When we issue preference shares, we will provide specific information about the preference shares being offered in a prospectus supplement.

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Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable. The particular rights and preferences of such preference shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preference shares, will be described in the prospectus supplement.

Because the following summary of the terms of preference shares is not complete, you should refer to our memorandum of association and bye-laws and any applicable resolution of our board of directors for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement. Whenever we refer to particular sections or defined terms of our memorandum of association and bye-laws and an applicable resolution of our board of directors, such sections or defined terms are incorporated herein by reference.

A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•	the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•	the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

•	the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•	the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

•	if necessary, a discussion of certain U.S. federal income tax considerations and Bermuda tax considerations.

Subject to the specification of the above terms of preference shares and as otherwise provided with respect to a particular class or series of preference shares, in each case as described in a supplement to this prospectus, the following general provisions will apply to each class or series of preference shares.

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Dividends

The holders of preference shares will be entitled to receive dividends, if any, at the rate established in accordance with the bye-laws and the Board of Directors, payable on specified dates each year for the respective dividend periods ending on such dates ("dividend periods"), when and as declared by our board of directors and subject to Bermuda law and regulations. Such dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as our board of directors may fix for such purpose. All dividends on preference shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on our ordinary shares. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

Any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.

Endurance Holdings is a holding company and has no direct operations. The ability of Endurance Holdings to pay dividends or distributions depends almost exclusively on the ability of its subsidiaries to pay dividends to Endurance Holdings. Under Bermuda law, neither Endurance Bermuda nor Endurance Holdings may declare or pay a dividend if there are reasonable grounds for believing that Endurance Bermuda or Endurance Holdings, as the case may be, is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of Endurance Bermuda’s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. Further, Endurance Bermuda, as a regulated insurance company in Bermuda, is subject to additional regulatory restrictions on the payment of dividends or other distributions. Endurance U.K. is subject to significant regulatory restrictions limiting its ability to pay dividends. Endurance U.S. has agreed with the New York Department to not pay a dividend until December 2004 without prior regulatory approval. Our credit facilities prohibit Endurance Holdings from declaring or paying any dividends if a default or event of default has occurred and is continuing at the time of such declaration or payment or would result from such declaration or payment. In addition, our other subsidiaries are subject to Bermuda insurance laws and regulatory constraints which will affect their abilities to pay dividends to us.

Dividends on the preference shares will have a preference over dividends on the common shares.

Liquidation, Dissolution or Winding Up

In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared), before any of our assets will be paid or distributed to holders of our common shares.

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It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the full amounts due to the holders of all of the classes or series of preference shares then outstanding. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this prospectus, the following general redemption provisions will apply to each class or series of preference shares. Any redemption of the preference shares may only be made in compliance with Bermuda law.

On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except for the right of the holders of the shares:

(1)	to transfer such shares prior to the date fixed for redemption;

(2)	to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

(3)	on or before the close of business on the fifth business day preceding the date fixed for redemption to exercise privileges of conversion, if any, not previously expired.

Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the laws of Bermuda. Any portion of the moneys so deposited by us, in respect of preference shares called for redemption that are converted into ordinary shares, will be repaid to us upon our request.

In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as our board of directors may determine, the shares to be redeemed, or will effect such redemption pro rata.

Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions, or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares, limited to funds otherwise available for dividends or distributions or out of the company's share premium account before the redemption date.

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Under Section 42 of the Companies Act 1981 of Bermuda (the "Companies Act"), no redemption of shares may be made by a company if, on the date of the redemption, there are reasonable grounds for believing that the company is, or after the redemption would be, unable to pay its liabilities as they become due. Most Bermuda companies have to maintain a minimum issued share capital of $12,000.

Our ability to effect a redemption of our preference shares may be subject to the performance of our subsidiaries. Distribution to us from our insurance subsidiaries will also be subject to insurance laws and regulatory constraints. See "—Dividends."

Conversion Rights

Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this prospectus, and subject in each case to applicable Bermuda law, the following general conversion provisions will apply to each class or series of preference shares that is convertible into ordinary shares.

All ordinary shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or the bye-laws.

The number of ordinary shares issuable upon conversion of a particular class or series of preference shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of ordinary shares then in effect for such class or series. We will not be required, however, upon any such conversion, to issue any fractional share of ordinary shares, but instead we will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per ordinary share on the New York Stock Exchange at the date of determination. Preference shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, our memorandum of association and bye-laws, the basic conversion price per ordinary share for a class or series of preference shares, as fixed by our board of directors, will be subject to adjustment from time to time as follows:

•	In case we (1) pay a dividend or make a distribution to all holders of outstanding common shares as a class in common shares, (2) subdivide or split the outstanding common shares into a larger number of shares or (3) combine the outstanding common shares into a smaller number of shares, the basic conversion price per ordinary share in effect immediately prior to that event will be adjusted retroactively so that the holder of each outstanding share of each class or series of preference shares which by its terms is convertible into ordinary shares will thereafter be entitled to receive upon the conversion of such share the number of ordinary shares which that holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such class or series been converted immediately prior to the happening of that event. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination.

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Such adjustments will be made successively whenever any event described in this clause occurs.

•	In case we issue to all holders of common shares as a class any rights or warrants enabling them to subscribe for or purchase ordinary shares at a price per share less than the current market price per ordinary share at the record date for determination of shareholders entitled to receive such rights or warrants, the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into ordinary shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the sum of number of common shares outstanding at such record date and the number of common shares which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of the Company in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator will be the sum of the number of common shares outstanding at such record date and the number of additional ordinary shares so offered for subscription or purchase. An adjustment made pursuant to this clause will become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights or warrants. Such adjustments will be made successively whenever any event described in this clause occurs.

•	In case we distribute to all holders of common shares as a class evidences of indebtedness or assets (other than cash dividends), the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into ordinary shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the difference between the current market price per ordinary share at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by our board of directors) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one ordinary share and of which the denominator will be the current market price per ordinary share. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date. Such adjustments will be made successively whenever any event described in this clause occurs.

For the purpose of any computation under the last clause above, the current market price per ordinary share on any date will be deemed to be the average of the high and low sales prices of the ordinary shares, as reported in the New York Stock Exchange — Composite Transactions (or such other principal market quotation as may then be applicable to the ordinary shares) for each of the 30 consecutive trading days commencing 45 trading days before such date.

No adjustment will be made in the basic conversion price for any class or series of preference shares in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents. However, any adjustments which by reason of the preceding sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary, any adjustment required for purposes of making the computations described above will be made not later than the earlier of (1) three years after the effective date described above for such adjustment or (2) the date as of which such adjustment would result in an increase or decrease of at least 3% in the aggregate number of common shares issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

Subject to Bermuda law, in the case of any capital reorganization or reclassification of common shares, or if we amalgamate or consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other company or corporation, proper provisions will be made as part of the terms of such capital reorganization, reclassification, amalgamation, consolidation, merger or sale that any shares of a particular class or series of preference shares at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of common shares deliverable upon conversion of such preference shares would have been entitled upon such capital reorganization, reclassification, consolidation, amalgamation or merger.

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No dividend adjustment with respect to any preference shares or common shares will be made in connection with any conversion.

Whenever there is an issue of additional ordinary shares requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a class or series of preference shares, we will file with our transfer agent or agents, a statement signed by one of our executive officers, describing specifically such issue of additional ordinary shares or such other event (and, in the case of a capital reorganization, reclassification, amalgamation, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of common shares as a class any rights or warrants enabling them to subscribe for or purchase ordinary shares, we will also file in like manner a statement describing the same and the consideration they will receive. The statement so filed will be open to inspection by any holder of record of shares of any class or series of preference shares.

Preference shares converted to ordinary shares will cease to form part of the authorized preference share capital and will, instead, become part of our authorized and issued common share capital.

Reissuance of Shares

Any preference shares retired by purchase, redemption, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by our board of directors in the same manner as any other authorized and unissued shares.

Voting Rights

Except as indicated below or as otherwise required by applicable law, the holders of preference shares will have no voting rights.

The applicable prospectus supplement for a series may provide that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to elect two directors of our board of directors. We will use our best efforts to increase the number of directors constituting our board of directors to the extent necessary to effectuate such right.

The applicable prospectus supplement for a series may provide that, whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at a special meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of our board of directors will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends and any member of our board of directors appointed as described above shall vacate office.

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At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our president will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our secretary at our principal office, then the holders of record of at least 10% of such preference shares then outstanding may designate in writing one of their number to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of common shareholders.

At any annual or special general meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.

During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in our board of directors will be filled by vote of a majority of our board of directors pursuant to the bye-laws. During such period the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.

The rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class held in accordance with Section 47(7) of the Companies Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by our common shares. In the event we were to merge into or amalgamate with another company, the approval of the holders of a majority of the preference shares would be required (voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares) in addition to approval of our common shareholders pursuant to the Companies Act. In addition, holders of preference shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act and their consent would be required with respect to the waiver of the requirement to appoint an auditor and to lay audited financial statements before a general meeting pursuant to section 88 of the Companies Act.

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On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.

Restrictions in Event of Default in Dividends on Preference Shares

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

(1)	we may not redeem less than all of the preference shares outstanding at such time unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special general meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

(2)	we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as our board of directors in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

(3)	we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.

Preemptive Rights

No holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Bye-laws

In addition to the provisions of the bye-laws described above, the following summarizes some of the other important provisions of the bye-laws of Endurance Holdings.

Our Board of Directors and Corporate Action. Endurance Holdings’ bye-laws provide that the board of directors shall consist of not less than two nor more than 20 directors, as determined by the shareholders at an annual general meeting of the shareholders, divided into three approximately equal classes. Our board of directors is comprised of four Class I directors whose initial term will expire at our 2006 annual shareholders’ meeting, four Class II directors whose term will expire at our 2007 annual shareholders’ meeting and four Class III directors whose initial term will expire at our 2005 annual shareholders’ meeting. After the initial terms of these directors, the term of each class of directors elected shall be three years. Directors may only be removed prior to the expiration of such director’s term at a special meeting of shareholders called for that purpose. The appointment or removal of a director requires the simple majority of votes cast, in person or by proxy, at the general meeting at which the proposal is put forth.

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A special general meeting of shareholders may be convened by Endurance Holdings’ board of directors or the President of Endurance Holdings. Pursuant to the Companies Act a special general meeting of shareholders may also be convened at the request of shareholders holding at the date of the deposit of the request not less than 10% of the paid up voting share capital of Endurance Holdings.

Generally, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required to authorize corporate action. Corporate action may also be taken by a unanimous written resolution of the board of directors without a meeting. Unless otherwise fixed at a different number, a majority of the directors in office shall constitute a quorum, but in no event may a quorum consist of less than two directors.

Shareholder Action. At any general meeting, four or more persons present in person or by proxy and representing more than 50% of our shareholders’ aggregate voting power shall constitute a quorum for the transaction of business. In general, any action that we may take by resolution in a general meeting may, without a meeting, be taken by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution. In general, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws.

Acquisition of Ordinary Shares by Endurance Holdings. Endurance Holdings’ bye-laws provide that we have the option, but not the obligation, to require a shareholder to sell its ordinary shares for their fair market value to us, to other shareholders or to third parties if we determine, based on the written advice of legal counsel, that failure to exercise our option would result in adverse tax consequences to us or certain U.S. Persons as to which the shares held by such shareholder constitute controlled shares. Our right to require a shareholder to sell its ordinary shares to us will be limited to the purchase of a number of ordinary shares that will permit avoidance of those adverse tax consequences.

Transfer Restrictions. Endurance Holdings’ directors may decline to register the transfer of any ordinary shares if the transfer is in favor of five persons or more jointly, the shares have not been fully paid or the transferor fails to comply with all applicable laws and regulations governing the transfer. No shareholder may transfer any non-publicly traded ordinary shares unless the transfer is approved by a majority of either the board of directors or the appropriately delegated committee, and the transferring shareholder complies with various other requirements, including providing the directors 30 days’ written notice, obtaining an agreement by the proposed transferee to be bound by the terms of the amended and restated shareholders agreement, obtaining a letter certifying that the transfer may be effected without registration and that the transferee will adhere to all applicable laws and rules. Unless such a transfer will result in adverse tax consequences to either Endurance Holdings, its subsidiaries or certain of its shareholders, the directors may not unreasonably withhold their consent to any transfer.

Tax Liability Resulting from Acts of Shareholders. Our bye-laws provide certain protections against adverse tax consequences to us resulting from laws that apply to our shareholders. If a shareholder’s death or non-payment of any tax or duty payable by the shareholder, or any other act or thing involving the shareholder, causes any adverse tax consequences to us, (i) the shareholder or its executor or administrator is required to indemnify us against any tax liability that we incur as a result, (ii) we will have a lien on any dividends or any other distributions payable to the shareholder by us to the extent of the tax liability, and (iii) if any amounts not covered by our lien on dividends and distributions are owed to us by the shareholder as a result of our tax liability, we have the right to refuse to register any transfer of the shareholder’s shares.

Certain Subsidiaries. Endurance Holdings’ bye-laws require that the boards of directors of Endurance Holdings’ non-U.S. subsidiaries be comprised of the persons who have been elected as director designees by the shareholders of Endurance Holdings. A majority of the director designees for each of Endurance Holdings’ non-U.S. subsidiaries must be directors of Endurance Holdings.

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Endurance Holdings’ shareholders will elect separate slates of director designees for each of our non-U.S. subsidiaries. Under Endurance Holdings’ bye-laws, Endurance Holdings must vote shares it holds in its non-U.S. subsidiaries to elect the slates of director designees as the directors of these non-U.S. subsidiaries. Accordingly, the only persons eligible to be elected as directors of Endurance Holdings’ non-U.S. subsidiaries are those persons who first have been elected by the shareholders of Endurance Holdings as director designees in accordance with our bye-laws (including after giving effect to any limitation on voting rights). The bye-law provisions addressing the removal of directors of Endurance Holdings’ non-U.S. subsidiaries also obligate Endurance Holdings to vote shares it holds in these non-U.S. subsidiaries in favor of removal of any director designees in accordance with a resolution duly adopte d by the shareholders of Endurance Holdings.

The following table shows the number of warrants outstanding to purchase common shares at June 9, 2004:

	Warrants to	Percentage of
	Acquire Common	Common	Exercise
Warrant Holder	Shares (1)	Shares (2)	Price (3)	Expiration

Aon (4)	4,099,200	5.9%	$19.50	December 14, 2011
Capital Z (5)	2,049,600	3.0%	19.50	December 14, 2011
TPG (6)	547,045	0.8%	19.50	December 14, 2011
Thomas H. Lee Entities (7)	547,045	0.8%	19.50	December 14, 2011

Total	7,242,890	10.5%

(1)	Includes warrants exercisable for ordinary shares and warrants exercisable for class A shares as of June 9, 2004.

(2)	Percentages are based upon 61,965,652 ordinary shares outstanding as of June 9, 2004 plus 7,242,890 common shares issuable upon exercise of outstanding warrants, not including the exercise of options to purchase ordinary shares. If all outstanding warrants were immediately exercised for cash, Aon, Capital Z, Thomas H. Lee entities and TPG would own, on an economic basis, 20.2%, 8.0%, 12.2% and 12.2% of common shares outstanding, respectively.

(3)	In accordance with the terms of the warrants, the per share exercise price of such warrants was decreased by $0.50, reflecting the aggregate amount of dividends paid by the Company on its ordinary shares in 2003 and 2004.

(4)	Includes warrants exercisable for 783,035 ordinary shares held by Combined Insurance Company of America; warrants exercisable for 27,065 ordinary shares held by Combined Life Assurance Company of Europe Limited; warrants exercisable for 41,495 ordinary shares held by London General Insurance Company Limited; warrants exercise for 54,125 ordinary shares held by Resource Life Insurance Company; warrants exercisable for 36,085 ordinary shares held by Sterling Life Insurance Company, Inc.; and warrants exercisable for 3,157,395 ordinary shares held by Combined Specialty Insurance Company.

(5)	Includes warrants exercisable for 2,049,600 ordinary shares held by an affiliate of the management company of Capital Z. Capital Z disclaims beneficial ownership of these warrants.

(6)	Includes warrants exercisable for 493,160 ordinary shares held by TPG Endurance Partners (Cayman), L.P. Includes warrants exercisable for 11,465 class A shares held by TPG Dutch Parallel III, C.V.; and warrants exercisable for 42,420 class A shares held by TPG Endurance Investments (Cayman), L.P.

(7)	Includes warrants exercisable for 421,665 class A shares held by Thomas H. Lee (Alternative) Fund V, L.P.; warrants exercisable for 109,405 class A shares held by Thomas H. Lee (Alternative) Parallel Fund V, L.P.; warrants exercisable for 5,810 class A shares held by Thomas H. Lee (Alternative) Cayman Fund V, L.P.; warrants exercisable for 840 class A shares held by US Bank, N.A. as Trustee under the 1997 Thomas H. Lee Nominee Trust; warrants exercisable for 675 class A shares held by Thomas H. Lee Investors Limited Partnership; warrants exercisable for 2,825 class a shares held by Putnam Investments Employees’ Securities Company Co. I LLC; warrants exercisable for 2,530 class A shares held by Putnam Investments Employees’ Securities Co. II LLC; and warrants exercisable for 3,295 class A shares held by Putnam Investments Holdings, LLC.

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The holders of warrants for ordinary shares may exercise their warrants in whole or in part for ordinary shares. Warrant holders also have the option to exercise their warrants on a cashless basis, in which case the warrant holder will receive a reduced number or ordinary shares which have an aggregate fair value equal to the total exercise price of the warrant shares being purchased upon conversion. The exercise price and number of shares issuable upon exercise of each warrant will be subject to adjustment in respect of events that may have a dilutive effect on its underlying share ownership interest. The registration rights agreement contains registration rights for warrant holders similar to those applicable to holders of our ordinary shares. See “—Registration Rights Agreement.”

Anti-takeover Provisions

Endurance Holdings’ bye-laws contain provisions that may entrench directors and make it more difficult for shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions could delay or prevent a change of control that a shareholder might consider favorable. For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our ordinary shares offered by a bidder in a potential takeover. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our ordinary shares if they are viewed as discouraging changes in management and takeover attempts in the future.

For example, our bye-laws contain the following provisions that could have such an effect:

•	election of our directors is staggered, meaning that the members of only one of three classes of our directors are elected each year;

•	any shareholder owning, directly, indirectly or, in the case of any U.S. Person by attribution, more than 9.5% of our ordinary shares will have the voting rights attached to such ordinary shares reduced so that it may not exercise more than 9.5% of the total voting rights

•	our directors may, in their discretion, decline to record the transfer of any ordinary shares on our share register, unless the instrument of transfer is in favor of less than five persons jointly or if they are not satisfied that all required regulation approvals for such transfer have been obtained; and

•	we have the option, but not the obligation, to require a shareholder to sell the shareholder’s ordinary shares to us, to another shareholder or to third parties at fair market value if we determine, based on the advice of legal counsel, that failure to exercise such option would result in adverse tax consequences to us or certain U.S. Persons as to which the shares held by such shareholder constitute controlled shares.

Insurance Regulations Concerning Change of Control

Many insurance regulatory laws intended primarily for the protection of policyholders contain provisions that require advance approval by insurance authorities of any proposed acquisition of an insurance company that is domiciled or, in some cases, having such substantial business that it is deemed to be commercially domiciled in that jurisdiction.

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Differences in Corporate Law

You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to United States corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us which differ in certain respects from provisions of the State of Delaware corporate law. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors. Under Bermuda law, at common law, members of a board of directors owe a fiduciary due to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers. Endurance Holdings’ bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of Endurance Holdings, against any director or officer of Endurance Holdings for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that would render the waiver void pursuant to the Companies Act, that arise out of fraud or dishonesty on the part of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders.

The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

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A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Interested Directors. Under Bermuda law and Endurance Holdings’ bye-laws, any transaction entered into by us in which a director has an interest is not voidable by us nor can such director be accountable to us for any benefit realized pursuant to such transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, Endurance Holdings’ bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he has an interest, but the resolution will fail unless it is approved by a majority of the disinterested directors voting on the resolution. Under Delaware law, such transaction would not be voidable if (1) the material facts as to such interested director’s relationship or interests are disclosed or ar e known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Voting Rights and Quorum Requirements. Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Under our bye-laws, at any general meeting, four or more persons present in person or by proxy and representing more than 50% of our shareholders’ aggregate voting power shall constitute a quorum for the transaction of business. In general, any action that we may take by resolution in a general meeting may, without a meeting, be taken by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution. In general, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws.

Any individual who is a shareholder of Endurance Holdings and who is present at a meeting may vote in person, as may any corporate shareholder which is present by a duly authorized representative. Our bye-laws also permit votes by proxy, provided the instrument appointing the proxy, together with evidence of its due execution, is satisfactory to our board of directors.

In order to avoid adverse tax consequences to us and our shareholders, our bye-laws provide generally that any shareholder owning, directly, indirectly or, in the case of any U.S. Person by attribution, more than 9.5% of our ordinary shares will have the voting rights attached to such ordinary shares reduced so that it may not exercise more than 9.5% of the total voting rights. The reduction in votes is generally to be applied proportionately among all shareholders who are members of the first shareholder’s “control group.” A “control group” means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other shareholder any of whose shares are included in the controlled shares of such person. “Controlled shares” means all ordinary shares that a person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or, in the case of a U.S. person, constructively (within the meaning of Section 958(b) of the Code). A similar limitation is to be applied to shares held directly by members of a “related group.” A “related group” means a group of shareholders that are investment vehicles and are under common control and management. Any reduction in votes is generally allocated proportionately among members of the shareholder’s “control group” or “related group,” as the case may be. The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among all other shareholders of Endurance Holdings who were not members of these groups so long as such reallocation does not cause any person to become a 9.5% shareholder.

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Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. The bye-laws of Endurance Holdings also provide that shareholders will be notified of their voting interests prior to any vote to be taken by the shareholders. See “— Voting Adjustments.”

Under Delaware law, unless otherwise provided in the company’s certificate of incorporation, each stockholder is entitled to one vote for each share of stock held by the stockholder. Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for stockholder action, and the affirmative vote of a plurality of shares is required for the election of directors.

Dividends. Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, Endurance Bermuda’s ability to pay dividends is subject to Bermuda insurance laws and regulatory constraints.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements. We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the Company and would be conducive to attaining the Company’s objectives contained within its memorandum of association. We may, with the approval of a majority of votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.

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Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board o f directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

Shareholders’ Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Endurance Holdings’ bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of Endurance Holdings, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that would render the waiver void pursuant to the Companies Act, that arise out of any fraud or dishonesty of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers. Under Bermuda law and Endurance Holdings’ bye-laws, Endurance Holdings may indemnify its directors, officers or any other person appointed to a committee of the board of directors and any resident representative (and their respective heirs, executors or administrators) against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by law, incurred or suffered by such person by reason of any act done, conceived in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty on the part of such director, officer or other person. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees ), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

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Shareholder Proposals. Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

Calling of Special Shareholders Meetings. Under Endurance Holdings’ bye-laws, a special general meeting may be called by the board of directors or by the President of Endurance Holdings. Under Bermuda law a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of Endurance Holdings as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bye-laws to call a special meeting of stockholders.

Staggered Board of Directors. Bermuda law does not contain statutory provisions specifically mandating staggered board of directors arrangements for a Bermuda exempted company. Such provisions, however, may validly be provided for in the bye-laws governing the affairs of such a company. Delaware law permits corporations to have a staggered board of directors.

Amendment of Memorandum of Association. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters the company’s business objects may require approval of the Minister of Finance of Bermuda ("Minister"), who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the voting power of the corporation is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of any class of a company’s stock, the holders of the outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, should be entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s certificate of incorporation that was authorized by the affirmative vote of the holders of a majority of such class or classes of stock.

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Amendment of Bye-laws. Endurance Holdings’ bye-laws provide that the bye-laws may only be rescinded, altered or amended, upon approval by a resolution of Endurance Holdings’ board of directors and by a simple majority of votes cast by its shareholders.

Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is EquiServe Trust Company, N.A. Its address is 250 Royall Street, Canton, Massachusetts 02021 and its telephone number at this location is 781-575-2000.

Listing

Our ordinary shares are listed on the NYSE under the trading symbol “ENH.”

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DESCRIPTION OF DEPOSITARY SHARES

The following summarizes briefly the material provisions of the deposit agreement and the depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of preference shares, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations. A copy of the form of deposit agreement, including the form of depositary receipt, is filed as an exhibit to the registration statement of which this prospectus is a part.

General

We may, at our option, elect to offer fractional shares of preference shares, rather than full preference shares. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preference shares as described below.

The shares of each series of preference shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all of the rights and preferences of the preference shares in proportion to the applicable fraction of preference shares represented by the depositary share, including any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional preference shares in accordance with the terms of the offering.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited preference shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited preference shares to the record holders of depositary shares relating to the preference shares, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Shares

Subject to Bermuda law, if a series of preference shares represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of preference shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the preference shares so redeemed. Whenever we redeem preference shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing preference shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

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Withdrawal of Shares

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of preference shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of preference shares on the basis described in an applicable prospectus supplement for such series of preference shares, but holders of whole preference shares will not thereafter be entitled to deposit the preference shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole preference shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preference Shares

Upon receipt of notice of any meeting at which the holders of any series of deposited preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preference shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of preference shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preference shares represented by the holder's depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of preference shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the preference shares to the extent it does not receive specific instructions from the holder of depositary shares representing the preference shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing preference shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of preference shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the preference shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each preference share has been converted into other preference shares or has been exchanged for debt securities; or

•	a final distribution in respect of the preference shares has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Endurance Holdings.

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Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of preference shares and any redemption of the preference shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the deposited preference shares.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preference shares unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

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DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, as well as warrants to purchase other types of securities, including ordinary shares and preference shares. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•	the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	if applicable, a discussion of any material Bermuda tax considerations;

•	a discussion of any material United States federal income tax considerations; and

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•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

Other Warrants

The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:

•	the title of the warrants;

•	the securities (which may include preference shares or ordinary shares) for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	if applicable, the designation and terms of the preference shares or ordinary shares with which the warrants are issued, and the number of the warrants issued with each share of preference shares or ordinary shares;

•	if applicable, the date on and after which the warrants and the related preference shares or ordinary shares will be separately transferable;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of preference shares or ordinary shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

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DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

Each declaration will authorize the trustees of each Capital Trust to issue on behalf of the Capital Trust one series of trust preferred securities and one series of trust common securities. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us.

The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration or made part of the declaration by the Trust Indenture Act.

You should refer to the applicable prospectus supplement relating to the trust preferred securities of each Capital Trust for specific terms, including:

•	the distinctive designation of trust preferred securities;

•	the number of trust preferred securities issued by the Capital Trust;

•	the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the Capital Trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

•	whether distributions on trust preferred securities issued by the Capital Trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the Capital Trust will be cumulative;

•	the amount or amounts which will be paid out of the assets of the Capital Trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the Capital Trust;

•	the terms and conditions, if any, under which trust preferred securities may be converted into share capital, including the conversion price per share and the circumstances, if any, under which the conversion right will expire;

•	the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

•	the obligation, if any, of the Capital Trust to purchase or redeem trust preferred securities issued by the Capital Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the Capital Trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

•	the voting rights, if any, of trust preferred securities issued by the Capital Trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the applicable declaration; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the Capital Trust that are consistent with the applicable declaration or applicable law.

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Pursuant to the declaration, the Institutional Trustee will own our debt securities purchased by the applicable Capital Trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the applicable Capital Trust, and payments upon redemption of trust preferred securities or liquidation of any Capital Trust, will be guaranteed by us to the extent described below under "–Trust Guarantees."

Specific United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of trust preferred securities, each Capital Trust will also issue one series of trust common securities. Each declaration will authorize the administrative trustees of a Capital Trust to issue on behalf of the Capital Trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the applicable declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the Capital Trust will be substantially identical to the terms of the trust preferred securities issued by the Capital Trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of each Capital Trust will be directly or indirectly owned by us.

The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the Institutional Trustee.

Trust Guarantees

Below is a summary of information concerning the trust guarantees which will be executed and delivered by us, at various times, for the benefit of the trust preferred securities holders. The applicable prospectus supplement will describe any significant differences between the actual terms of the trust guarantees and the summary below. This summary does not describe all exceptions and qualifications contained in the indenture or all of the terms of the trust guarantees. You should read the trust guarantees for provisions that may be important to you. A copy of the form of the trust guarantees have been filed as an exhibit to the registration statement of which this prospectus is a part.

General. We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of each Capital Trust, the trust guarantee payments (as defined below), except to the extent paid by the Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the Capital Trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable Capital Trust to pay the required amounts to the holders.

The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the applicable Capital Trust, will be subject to the trust guarantees, without duplication:

•	any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the Capital Trust will have funds legally available;

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•	the redemption price, including all accrued and unpaid distributions, payable out of legally available funds, regarding any trust preferred securities called for redemption by the Capital Trust; and

•	upon a liquidation of the Capital Trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders or the redemption of all of the trust preferred securities issued by the Capital Trust, the lesser of:

	•	the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the Capital Trust will have funds legally available; and

	•	the amount of assets of the Capital Trust remaining available for distribution to the holders of the Capital Trust 's trust preferred securities in liquidation of the Capital Trust.

Covenants of Endurance Holdings. In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the Capital Trust remain outstanding, and if there will have occurred any event that would constitute an event of default under the trust guarantee or the declaration, we will not do any of the following:

•	declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our share capital;

•	make any payment of the principal of and any premium and interest on or repay, purchase or redeem any debt securities issued by us which rank pari passu or junior to the debt securities owned by the Capital Trust; and

•	make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantees.

However, even during such circumstances, we may:

•	purchase or acquire our share capital in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

•	reclassify our share capital or exchange or convert one class or series of our share capital for another class or series of our share capital;

•	purchase fractional interests in our share capital pursuant to the conversion or exchange provisions of such share capital or the security being converted or exchanged;

•	declare dividends or distributions in our share capital, including cash or share dividends paid by us which consist of the shares of the same class as that on which any dividend is being paid;

•	redeem or purchase any rights pursuant to a rights agreement; and

•	make payments under the trust guarantee related to the trust preferred securities.

Amendment and Assignment. Except regarding any changes which do not adversely affect the rights of trust preferred securities holders of any Capital Trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and for the benefit of the holders of the outstanding trust preferred securities.

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Termination of the Trust Guarantees. Each trust guarantee will end as to the trust preferred securities issued by the Capital Trust upon any of the following:

•	full payment of the redemption price of all trust preferred securities;

•	distribution of our debt securities held by the Capital Trust to the trust preferred securities holders; or

•	full payment of the amounts payable in accordance with the declaration upon liquidation of the Capital Trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable Capital Trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the Institutional Trustee to be held for the benefit of the trust preferred securities of the applicable Capital Trust. The Institutional Trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the applicable Capital Trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the applicable Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the Institutional Trustee.

If the Institutional Trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable Capital Trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable Capital Trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the Capital Trust, and by complete performance of all obligations under the trust guarantee.

Governing Law. Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

The applicable prospectus supplement will set out the status of the trust guarantee.

Expenses of the Capital Trust

Subject to Bermuda law, we will agree to pay all of the costs, expenses or liabilities of the Capital Trusts, other than obligations of the Capital Trusts to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

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DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our ordinary shares, preference shares or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of ordinary shares, preference shares or depositary shares. The price per share of our ordinary shares, preference shares or depositary shares and number of shares of our ordinary shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract; (b) warrants; and/or (c) debt securities, trust preferred securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or ordinary shares), that would secure the holders' obligations to purchase or to sell, as the case may be, ordinary shares, preference shares or depositary shares under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

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SELLING SHAREHOLDERS

The following table sets forth information as of June 9, 2004 regarding beneficial ownership of ordinary shares by each selling shareholder that may offer ordinary shares pursuant to this registration statement. When we refer to the “selling shareholders” in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who hold any of the selling shareholders’ interest. Beneficial ownership is calculated based on 61,965,652 shares of our ordinary shares outstanding as of June 9, 2004.

Name and Address of	Number of Ordinary Shares Covered by This	Shares Beneficially Owned Before Offering		Shares Beneficially Owned After Offering (1)
Beneficial Owner	Prospectus(1)	Number	Percent(2)	Number	Percent

Aon Corporation(3)	9,911,335	14,010,535	21.2%	—	—
Caisse Dépôt et Placement du de Quebec(4)	750,000	750,000	1.2%	—	—
Capital Z Financial Services Fund II, LP(5)	3,462,618	5,517,218	8.6%	—	—
GM Entities(6)	1,519,070	1,519,070	2.5%	—	—
Metro Center Investment Pte Ltd.(7)	1,272,434	1,272,434	2.1%	—	—
Perry Corp.(8)	4,575,370	4,580,370	7.4%	—	—
Ryan Family(9)	750,000	900,000	1.2%	—	—
Texas Pacific Group(10)	7,870,515	8,417,560	13.5%	—	—
Thomas H. Lee related entities(11)	7,870,515	8,422,560	13.5%	—	—

Anthony DeFelice(12)	4,564	4,564	*	—	—
Fred L. Turner Trust(13)	25,000	25,000	*	—	—
Lester B. Knight(14)	12,500	12,500	*	—	—
Andrew J. McKenna(15)	25,000	25,000	*	—	—
Richard Rose(16)	20,678	20,678	*	—	—
Paul T. Schultz(17)	100	100	*	—	—

*	Less than 1%

(1)	Includes outstanding shares only.

Each of the selling shareholders may offer up to the number of ordinary shares listed in the first column of this table. The prospectus supplement issued in connection with any offering by any of the selling shareholders will provide further details with respect to the number of ordinary shares to be offered by each selling shareholder and the number of ordinary shares that would be beneficially owned by each selling shareholder following such an offering. The selling shareholders may elect to sell all or part of their ordinary shares in the event that we commit to an underwritten public offering of our ordinary shares. In addition, the selling shareholders may sell all or part of their ordinary shares in an offering in which we do not participate. The decision by any of the selling shareholders to sell any of their respective ordinary shares in an offering will depend upon the market price of our ordinary shares at that time and other factors deemed relevant by such selling shareholder. See “Plan of Distribution” for a description of the transactions in which the selling shareholders may offer and sell their ordinary shares.

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(2)	The bye-laws of Endurance Holding provide that any shareholder owning, directly, indirectly or in the case of U.S. persons, by attribution, more than 9.5% of our ordinary shares will have the voting rights attached to such ordinary shares reduced so that it may not exercise more than 9.5% of the total voting rights. See “Description of Share Capital – Voting Adjustments.”

(3)	Includes 379,851 ordinary shares held by Aon Corporation; 1,769,471 ordinary shares and warrants exercisable for 783,035 ordinary shares held by Combined Insurance Company of America; 75,000 ordinary shares and warrants exercisable for 27,065 ordinary shares held by Combined Life Assurance Company of Europe Limited; 115,000 ordinary shares and warrants exercisable for 41,495 ordinary shares held by London General Insurance Company Limited; 150,000 ordinary shares and warrants exercisable for 54,125 ordinary shares held by Resource Life Insurance Company; 100,000 ordinary shares and warrants exercisable for 36,085 ordinary shares held by Sterling Life Insurance Company, Inc.; and 7,322,013 ordinary shares and warrants exercisable for 3,157,395 ordinary shares held by Virginia Surety Company, Inc. The address of the beneficial owner is 200 East Randolph Street, Chicago, Illinois 60601.

(4)	The address of the beneficial owner is 1000 Place Jean-Paul-Riopelle, Montreal, Quebec H2Z 2B3.

(5)	Includes 3,444,266 ordinary shares held by Capital Z Financial Services Fund II, LP; 18,352 ordinary shares held by Capital Z Financial Services Private Fund II, LP; warrants exercisable for 2,049,600 ordinary shares held by Capital Z Investments, LLC, an affiliate of the management company of Capital Z; and fully vested options exercisable for 5,000 ordinary shares held by Capital Z Management LLC. The sole general partner of Capital Z Financial Services Fund II and Capital Z Financial Services Private Fund II is Capital Z Partners, L.P. The sole general partner of Capital Z Partners, L.P. is Capital Z Partners, Ltd. No individual has voting or investment power over the securities held of record by Capital Z. The principal business address of each of these entities is 54 Thompson Street, New York, New York 10012. Capital Z disclaims beneficial ownership of the warrants held by Capital Z Investments.

(6)	Includes 647,079 ordinary shares held by First Plaza Group Trust and 871,991 ordinary shares held by GM Capital Partners I, L.P, affiliates of GM Asset Management. The principal business address for each of these entities is 767 Fifth Avenue, 16th floor, New York, New York 10153. First Plaza Group Trust is a pension trust formed pursuant to the laws of the State of New York for the benefit of certain employee benefit plans of General Motors Corporation, or GM, its subsidiaries and unrelated employers. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation, or GMIMCo, a wholly-owned subsidiary of GM. GMIMCo is registered as an investment adviser under the Investment Advisers Act of 1940. GMIMCo’s principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM, its subsidiaries and unrelated employers, and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as investment manager with respect to these shares and in that capacity it has the sole power to direct the trustee as to the voting and disposition of these shares. Because of the trustee’s limited role, beneficial ownership of the shares by the trustee is disclaimed. The address of GMIMCo is 767 Fifth Avenue, New York, New York 10153.

(7)	The address for the beneficial owner is 255 Shoreline Drive, Suite 600, Redwood City, California 94065.

(8)	Includes 3,352,537 ordinary shares and vested options exercisable to purchase 3,650 ordinary shares held by Perry Partners International, Inc., and 1,222,833 ordinary shares and vested options exercisable to purchase 1,350 ordinary shares held by Perry Partners, L.P. The address of the beneficial owner is 599 Lexington Avenue, 36th Floor, New York, New York 10022. Richard Perry has voting and investment power over the securities beneficially owned by Perry Corp.

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(9)	Includes 750,000 ordinary shares owned by the Shirley W. Ryan Living Trust. The address of the beneficial owner is c/o Ryan Enterprises Group, Suite 2100, 150 North Michigan Avenue, Chicago, Illinois 60601.

(10)	Includes 123,733 ordinary shares and warrants exercisable for 11,465 class A shares held by TPG Dutch Parallel III, C.V.; 615,163 ordinary shares and warrants exercisable for 42,420 class A shares held by TPG Endurance Investments (Cayman), L.P.; and 7,131,619 ordinary shares and warrants exercisable for 493,160 ordinary shares held by TPG Endurance Partners (Cayman), L.P. The address of the beneficial owner is 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(11)	Includes vested options exercisable to purchase 5,000 ordinary shares held by THL Advisors (Alternative) V, L.P.; 6,066,610 ordinary shares and warrants exercisable for 421,665 class A shares held by Thomas H. Lee (Alternative) Fund V, L.P.; 1,574,040 shares and warrants exercisable for 109,405 class A shares held by Thomas H. Lee (Alternative) Parallel Fund V, L.P.; 83,593 ordinary shares and warrants exercisable for 5,810 class A shares held by Thomas H. Lee (Alternative) Cayman Fund V, L.P.; 12,073 ordinary shares and warrants exercisable for 840 class A shares held by US Bank, N.A. (successor to State Street Bank and Trust Company), not personally, but solely as Trustee under the 1997 Thomas H. Lee Nominee Trust; 9,720 ordinary shares and warrants exercisable for 675 class A shares held by Thomas H. Lee Investors Limited Partnership; 40,730 ordinary shares and warrants exercisable for 2,825 class A shares held by Putnam Investments Employees’ Securities Co. I LLC; 36,365 ordinary shares and warrants exercisable for 2,530 class A shares held by Putnam Investments Employees’ Securities Co. II LLC; and 47,384 ordinary shares and warrants exercisable for 3,295 class A shares held by Putnam Investments Holdings, LLC. The address for the Thomas H. Lee (Alternative) Fund V, L.P., Thomas H. Lee (Alternative) Parallel Fund V, L.P. and Thomas H. Lee (Alternative) Cayman Fund V, L.P. is c/o Walkers, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands. The address for the 1997 Thomas H. Lee Nominee Trust and Thomas H. Lee Investors Limited Partnership is 75 State Street, Boston, Massachusetts 02109. The address for Putnam Investments Employees’ Securities Company I, LLC, Putnam Investments Employees’ Securities Company II, LLC and Putnam Investments Holdings LLC is One Post Office Square, Boston, Massachusetts 02109. No individual at THL has voting or investment control over the shares owned of record by Thomas H. Lee (Alternative) Fund V, L.P., Thomas H. Lee (Alternative) Parallel Fund V, L.P., Thomas H. Lee (Alternative) Cayman Fund V, L.P. and Thomas H. Lee Investors Limited Partnership. Thomas H. Lee has voting and investment control over shares owned of record by US Bank, N.A. as Trustee under the 1997 Thomas H. Lee Nominee Trust. No individual at Putnam Investments has voting or investment control over shares owned of record by Putnam Investments Employees’ Securities Co. I LLC, Putnam Investments Employees’ Securities Co. II LLC and Putnam Investments Holdings, LLC (collectively, the “Putnam Investors”).

(12)	The address of the beneficial owner is 8 Orchard Land, Lebanon, New Jersey 08833.

(13)	The principal business address of the beneficial owner is 1570 Woodvale, Deerfield, Illinois 60015.

(14)	The principal business address of the beneficial owner is c/o RoundTable Healthcare Partners, 272 East Deerpath Road, Suite 350, Lake Forest, Illinois 60045.

(15)	The principal business address of the beneficial owner is 8338 Austin Avenue, Morton Grove, Illinois 60053.

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(16)	The principal business address of the beneficial owner is 200 East Randolph Street, Chicago, Illinois 60601.

(17)	The principal business address of the beneficial owner is 200 East Randolph Street, Chicago, Illinois 60601.

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MATERIAL TAX CONSIDERATIONS

The following summary of the taxation of Endurance Holdings, Endurance Bermuda, Endurance U.K. and Endurance U.S. and the taxation of an investment in our ordinary shares and debt securities is for general information only. Legislative, judicial or administrative changes may be forthcoming that could affect this summary. This summary does not address the taxation of an investment in any securities other than our ordinary shares and debt securities. Additional information regarding the specific tax effect of each offering of securities will be set forth in the related prospectus supplement. Prospective investors should carefully examine the related prospectus supplement and should consult their professional advisors concerning the possible tax consequences of an investment in ordinary shares, debt securities or any other securities under the laws of their countries of citizenship, residence or domicile.

Certain Bermuda Tax Considerations

The following is a summary of certain Bermuda income tax considerations under current law and is based upon the advice of Appleby Spurling Hunter, our Bermuda counsel.

Currently, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us. Currently, there is no Bermuda withholding or other tax on principal or interest paid to holders of debt securities, other than holders ordinarily resident in Bermuda, if any. There can be no assurance that we will not be subject to any such tax in the future.

Endurance Bermuda has received written assurance dated December 7, 2001 and Endurance Holdings has received written assurance dated July 18, 2002 from the Minister under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of that tax would not be applicable to Endurance Bermuda or Endurance Holdings or to any of their respective operations, shares, debentures or obligations until March 28, 2016; provided, that the assurance is subject to the condition that it will not be construed to prevent the application of such tax to people ordinarily resident in Bermuda, or to prevent the application of any taxes payable by Endurance Bermuda or Endurance Holdings in respect of real property or leasehold interests in Bermuda held by them. There can be no assurance that we will not be subject to any such tax after March 28, 2016.

Certain United Kingdom Tax Considerations

Endurance U.K. is a company incorporated in the United Kingdom and is, therefore, resident in the United Kingdom for United Kingdom corporation tax purposes and will be subject to United Kingdom corporation tax on its worldwide profits. The current rate of United Kingdom corporation tax is generally 30% on profits of whatever description. Currently, no United Kingdom withholding tax applies to dividends paid by Endurance U.K.

Certain United States Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations relating to Endurance Holdings, Endurance Bermuda, Endurance U.K. and Endurance U.S. and the ownership of ordinary shares and debt securities.

This summary is based upon the Code, the regulations promulgated thereunder, rulings and other administrative pronouncements issued by the United States Internal Revenue Service (the "IRS"), judicial decisions, the tax treaty between the United States and Bermuda (the "Bermuda Treaty") and the tax treaty between the United States and the United Kingdom (the "U.K. Treaty"), all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this registration statement. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of such investor's investment or tax circumstances, or to investors subject to special tax rules, such as tax-exempt organizations, dealers in securities, banks, insurance companies, persons that hold ordinary shares or debt securities that are a hedge or that are hedged against interest rate or insurance risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Prospective investors should consult their tax advisors concerning the consequences, in their particular circumstances, of the ownership of ordinary shares and debt securities under U.S. federal, state, local and other tax laws.

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United States Taxation of Endurance Holdings, Endurance Bermuda, Endurance U.K. and Endurance U.S.

We intend to operate Endurance Holdings, Endurance Bermuda and Endurance U.K. in such a manner that they will not be considered to be conducting business within the United States for purposes of U.S. federal income taxation. Whether business is being conducted in the United States is an inherently factual determination. Because the Code, regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, there can be no assurance that the IRS will not contend successfully that Endurance Holdings, Endurance Bermuda and/or Endurance U.K. are or will be engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. federal income tax (at a current maximum rate of 35%), as well as a 30% branch profits tax in certain circumstances, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation is entitled to deductions and credits only if it timely files a U.S. federal income tax return. Endurance Holdings, Endurance Bermuda and Endurance U.K. intend to file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that they are subject to U.S. federal income tax.

If Endurance Bermuda is entitled to the benefits under the Bermuda Treaty, it will not be subject to U.S. federal income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Whether business is being conducted in the United States through a permanent establishment is an inherently factual determination. Endurance Bermuda intends to conduct its activities so as not to have a permanent establishment in the United States, although there can be no assurance that it will achieve this result. An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (i) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (ii) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens.

Foreign insurance companies that conduct an insurance business within the United States must maintain a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If Endurance Bermuda is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of the Bermuda Treaty, either because it fails to satisfy one of the limitations on Bermuda Treaty benefits described above or because Endurance Bermuda is considered to have a U.S. permanent establishment, a significant portion of Endurance Bermuda's premium and investment income could be subject to U.S. federal income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is not clear whether it applies to other income, such as investment income. Consequently, if Endurance Bermuda is considered to be engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Treaty, but the Bermuda Treaty is interpreted so as not to apply to investment income, a significant portion of Endurance Bermuda's investment income could be subject to U.S. federal income tax even if Endurance Bermuda does not maintain a permanent establishment in the United States.

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Under the U.K. Treaty, Endurance U.K., if entitled to the benefits of the U.K. Treaty, will not be subject to U.S. federal income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Endurance U.K. intends to conduct its activities in a manner so that it does not have a permanent establishment in the United States, although we cannot predict whether we will achieve this result. Endurance U.K. will be entitled to the benefits of the U.K. Treaty if (i) during at least half of the days in the relevant taxable period, at least 50% of Endurance U.K.'s stock is beneficially owned, directly or indirectly, by citizens or residents of the United States and the United Kingdom, and less than 50% of Endurance U.K.'s gross income for the relevant taxable period is paid or accrued, directly or indirectly, to persons who are not U.S. or U.K. residents in the form of payments that are deductible for purposes of U.K. taxation or (ii) with respect to specific items of income, profit or gain derived from the United States, if such income, profit or gain is considered to be derived in connection with, or incidental to, Endurance U.K.'s business conducted in the United Kingdom.

Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. withholding tax at a rate of 30% of the gross amount of certain "fixed or determinable annual or periodical gains, profits and income" derived from sources within the United States (such as dividends and certain interest on investments), subject to reduction by applicable treaties.

The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to premiums paid to Endurance Bermuda is 4% for casualty insurance premiums and 1% for reinsurance premiums. The excise tax does not apply to premiums paid to Endurance U.K., provided that Endurance U.K. is entitled to the benefits of the U.K. Treaty, and certain other requirements are met.

Endurance U.S. is a New York State corporation and will be subject to taxation in the United States at regular corporate rates. Dividends paid by Endurance U.S. Holdings Corporation to Endurance Bermuda will be subject to U.S. withholding tax at the rate of 30%.

Personal Holding Companies. Endurance Holdings and/or any of its subsidiaries could be subject to U.S. tax on a portion of its income earned from U.S. sources (and certain types of foreign source income which are effectively connected with the conduct of a U.S. trade or business) if any of them are considered to be a PHC for U.S. federal income tax purposes. A corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation's gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of "PHC income." PHC income includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents. For purposes of the 50% test, each partner of an investment partnership who is an individual will be treated as owning his/her proportionate share of any stock owned by the partnership. Additionally, certain entities (such as tax-exempt organizations and pension funds) will be treated as individuals.

If Endurance Holdings or any subsidiary were a PHC in a given taxable year, such corporation would be subject to a 15% PHC tax on its "undistributed PHC income." For taxable years beginning after December 31, 2008, the PHC tax would be the highest marginal rate on ordinary income applicable to individuals.

Although Endurance Holdings believes, based upon information made available to it regarding its existing shareholder base, that neither it nor any of its subsidiaries currently is a PHC, Endurance Holdings cannot predict that this will continue to be the case because of factors including legal and factual uncertainties regarding the application of the constructive ownership rules, the makeup of Endurance Holdings' shareholder base and the gross income of Endurance Holdings or any of its subsidiaries and other circumstances that could change the application of the PHC rules to Endurance Holdings and its subsidiaries. In addition, if Endurance Holdings or any of its subsidiaries were to become PHCs, it cannot be certain that the amount of PHC income would be immaterial.

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United States Taxation of Holders of Ordinary Shares

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of ordinary shares. This summary assumes that an investor will acquire and hold ordinary shares as capital assets, which generally means as property held for investment. Any special U.S. federal income tax considerations relevant to a particular issue of ordinary shares will be provided in the applicable prospectus supplement. Purchasers of such ordinary shares should carefully examine the applicable prospectus supplement and consult their tax advisors.

For U.S. federal income tax purposes and for purposes of the following discussion, a "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation created or organized in the United States or under the laws of the United States or of any of its political subdivisions, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes. A "non-U.S. Person" is a nonresident alien individual, or a corporation, estate or trust that is not a U.S. Person.

If a partnership holds ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that acquires ordinary shares, you should consult your tax advisor.

Shareholders Who Are U.S. Persons

Dividends. Distributions with respect to ordinary shares will be treated as ordinary dividend income to the extent of Endurance Holdings' current or accumulated earnings and profits as determined for U.S. federal income tax purposes, subject to the discussion below relating to the potential application of the "controlled foreign corporation," "related person insurance income," "passive foreign investment company" ("PFIC") and "foreign personal holding company" ("FPHC") rules. Recently enacted legislation reduces the applicable tax rate on certain dividends received by an individual shareholder from the higher marginal income tax rates imposed on ordinary income to 15 percent (in the case of an individual subject to the highest marginal tax rate) (the "Reduced Rate") for purposes of both the regular tax and the alternative minimum tax. The Reduced Rate applies to, among other things, dividends paid with respect to stock of a foreign corporation which is readily tradable on an established U.S. securities market, provided that the foreign corporation is not considered a FPHC, PFIC or foreign investment company. Since the ordinary shares have been trading on the NYSE since February 28, 2003, any dividends paid with respect to such stock to an individual shareholder after such time and before January 1, 2009 should be entitled to the Reduced Rate, provided that Endurance Holdings is not considered a PFIC or FPHC as discussed below or a foreign investment company.

Distributions with respect to Endurance Holdings' ordinary shares will not be eligible for the dividends-received deduction allowed to U.S. corporations under the Code. The amount of any distribution in excess of the current and accumulated earnings and profits of Endurance Holdings will first be applied to reduce a holder's tax basis in the ordinary shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of such holder's ordinary shares.

Classification of Endurance Holdings, Endurance U.K. or Endurance Bermuda as a Controlled Foreign Corporation. Each "10% U.S. Shareholder" of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC directly or indirectly through foreign entities on the last day of the CFC's taxable year must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income," even if the subpart F income is not distributed. A foreign corporation is considered a CFC if "10% U.S. Shareholders" own more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or the total value of all stock of such corporation. A 10% U.S. Shareholder is a U.S. Person who owns at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation. For purposes of taking into account insurance income, a CFC also includes a foreign corporation in which more than 25% of the total combined voting power of all classes of stock (or more than 25% of the total value of the stock) is owned by 10% U.S. Shareholders, on any day during the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. For purposes of determining whether a corporation is a CFC, and therefore whether the 50% (or 25%, in the case of insurance income) and 10% ownership tests have been satisfied, "own" means owned directly, indirectly through foreign entities or is considered as owned by application of certain constructive ownership rules. Due to the anticipated dispersion of Endurance Holdings' share ownership among holders, its bye-law provisions that impose limitations on the concentration of voting power of its ordinary shares and authorize the board to repurchase such shares under certain circumstances and other factors, no U.S. Person that owns shares in Endurance Holdings directly or indirectly through foreign entities should be subject to treatment as a 10% U.S. Shareholder of a CFC. There can be no assurance, however, that the IRS will not challenge the effectiveness of these provisions for purposes of preventing CFC and 10% U.S. Shareholder status and that a court will not sustain such challenge.

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RPII Companies. The CFC rules also apply to certain insurance companies that earn "related person insurance income." For purposes of applying the CFC rules to foreign corporations that earn RPII, a different definition of "controlled foreign corporation," as discussed below, applies.

RPII is defined as any "insurance income" attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "RPII Shareholder" of the foreign corporation or a "related person " to such RPII Shareholder. In general, and subject to certain limitations, "insurance income" is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract which would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company.

For purposes of the RPII rules, "related person" means someone who controls or is controlled by the RPII Shareholder or someone who is controlled by the same person or persons which control the RPII Shareholder. "Control" is measured by either more than 50% in value or more than 50% in voting power of stock, applying constructive ownership principles. A corporation's pension plan is ordinarily not a "related person" with respect to the corporation unless the pension plan owns, directly or indirectly through the application of constructive ownership rules, more than 50%, measured by vote or value, of the stock of the corporation.

For purposes of inclusion of Endurance U.K.'s or Endurance Bermuda's RPII in the income of a RPII Shareholder, to the extent required under the RPII rules, the term "RPII Shareholder" means any U.S. Person who owns, directly or indirectly through foreign entities, any amount (rather than stock possessing 10% or more of the total combined voting power) of Endurance U.K.'s or Endurance Bermuda's stock. Endurance U.K. or Endurance Bermuda will be treated as a CFC for RPII purposes if such persons collectively own directly, indirectly through foreign entities or by application of the constructive ownership rules 25% or more of the stock of Endurance U.K. or Endurance Bermuda by vote or value.

RPII Exceptions. The special RPII rules do not apply if (i) direct or indirect insureds and persons related to such insureds, whether or not U.S. Persons, own, directly or indirectly, less than 20% of the voting power and less than 20% of the value of the stock of Endurance U.K. or Endurance Bermuda, as applicable (the "20% Ownership Exception"), (ii) RPII, determined on a gross basis, is less than 20% of Endurance U.K.'s or Endurance Bermuda's gross insurance income for the taxable year, as applicable (the "20% Gross Income Exception"), (iii) Endurance U.K. or Endurance Bermuda elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business and to waive all treaty benefits with respect to RPII and meets certain other requirements or (iv) Endurance U.K. or Endurance Bermuda elects to be treated as a U.S. corporation. Endurance Bermuda and Endurance U.K. intend to operate in a manner that is intended to ensure that each qualifies for the 20% Gross Income Exception. Although we believe that our RPII has not in the recent past equaled or exceeded 20% of our gross insurance income, and do not expect it to do so in the foreseeable future, it is possible that neither Endurance Bermuda nor Endurance U.K. will be successful in qualifying under this exception.

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If none of these exceptions applies, each U.S. Person who owns shares in Endurance Holdings (and therefore, indirectly in Endurance U.K. and Endurance Bermuda) on the last day of Endurance Holdings' taxable year, will be required to include in its gross income for U.S. federal income tax purposes its share of RPII of Endurance U.K. and/or Endurance Bermuda for the entire taxable year. This inclusion will be determined as if such RPII were distributed proportionately only to such U.S. Persons holding ordinary shares at that date. The inclusion will be limited to the current-year earnings and profits of Endurance U.K. or Endurance Bermuda, as applicable, reduced by the shareholder's pro rata share, if any, of certain prior year deficits in earnings and profits.

Computation of RPII. In order to determine how much RPII each of Endurance U.K. and Endurance Bermuda has earned in each taxable year, Endurance Holdings intends to obtain and rely upon information from Endurance U.K.'s and Endurance Bermuda's insureds and reinsureds to determine whether any of the insureds, reinsureds or other persons related to such insureds or reinsureds own Endurance Holdings' ordinary shares and are U.S. Persons. Endurance Holdings may not be able to determine whether any of the underlying insureds of the insurance companies to which Endurance U.K. and Endurance Bermuda provide insurance or reinsurance are U.S. shareholders or related persons to such shareholders. Consequently, Endurance Holdings may not be able to determine accurately the gross amount of RPII earned by Endurance U.K. or Endurance Bermuda in a given taxable year. For any taxable year in which Endurance U.K.'s or Endurance Bermuda's gross RPII is 20% or more of its gross insurance income for the year, Endurance Holdings may also seek information from its shareholders to determine whether direct or indirect owners of Endurance Holdings' ordinary shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons. To the extent Endurance Holdings is unable to determine whether a direct or indirect owner of shares is a U.S. Person, Endurance Holdings may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all shareholders identified as U.S. Persons.

Apportionment of RPII to United States Shareholders. Every RPII Shareholder who owns shares of Endurance Holdings on the last day of any taxable year of Endurance Holdings in which Endurance U.K.'s or Endurance Bermuda's, as the case may be, RPII for that year equals or exceeds 20% of Endurance U.K.'s or Endurance Bermuda's gross insurance income and to whom the 20% Ownership Exception does not apply should expect that for such year it will be required to include in gross income its share of Endurance U.K.'s or Endurance Bermuda's RPII for the portion of the taxable year during which Endurance U.K. or Endurance Bermuda, as the case may be, was a CFC under the RPII provisions, even if such RPII Shareholder did not own the shares throughout such period. A RPII Shareholder who owns Endurance Holdings' shares during the taxable year, but not on the last day of such taxable year will not be required to include any RPII into income, whether or not distributed.

Basis Adjustments. A RPII Shareholder's tax basis in its Endurance Holdings ordinary shares will be increased by the amount of any RPII that the shareholder includes in income. Any distributions made by Endurance Holdings out of previously taxed RPII income will be exempt from further tax in the hands of the RPII Shareholder. The RPII Shareholder's tax basis in its Endurance Holdings ordinary shares will be reduced by the amount of any distributions that are excluded from income under this rule.

Information Reporting. Under certain circumstances, U.S. Persons owning stock in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required with respect to (i) a person who is treated as a RPII Shareholder, (ii) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the stock on the last of that year and (iii) under certain circumstances, a U.S. Person who acquires stock in a foreign corporation, and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC. For any taxable year in which Endurance Holdings determines that gross RPII constitutes 20% or more of Endurance U.K.'s or Endurance Bermuda's gross insurance income and the 20% Ownership Exception does not apply, Endurance Holdings intends to mail to all U.S. Persons registered as holders of its ordinary shares IRS Form 5471, completed with information from Endurance Holdings, for attachment to the U.S. federal income tax returns of such shareholders. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII Shareholder also must file IRS Form 5471 in the circumstances described above. Failure to file IRS Form 5471 may result in penalties.

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Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income.

Dispositions of Ordinary Shares. Subject to the discussion below relating to the potential application of Code section 1248 or the "PFIC " rules, any gain or loss realized by a U.S. Person on the sale or other disposition of ordinary shares of Endurance Holdings will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the amount realized upon such sale or exchange and such person's tax basis in the shares. If the holding period for these ordinary shares exceeds one year, any gain will be subject to tax at a current maximum marginal tax rate of 15% for individuals and 35% for corporations. Moreover, gain, if any, generally will be U.S. source gain and generally will constitute "passive income" for foreign tax credit limitation purposes.

Code section 1248 provides that if a U.S. Person sells or exchanges stock in a foreign corporation and such person owned directly, indirectly through certain foreign entities or constructively 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as ordinary income to the extent of the CFC's earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. Section 1248 also ap plies to the sale or exchange of shares in a foreign corporation if the foreign corporation would be treated as a CFC for RPII purposes and would be taxed as an insurance company if it were a domestic corporation, regardless of whether the shareholder is a 10% U.S. Shareholder or whether RPII constitutes 20% or more of the corporation's gross insurance income or the 20% Ownership Exception applies. Proposed regulations do not address whether Code section 1248 would apply if a foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC or that would be taxed as an insurance company if it were a domestic corporation. The Company believes, however, that the application of Code section 1248 under the RPII rules should not apply to the disposition of ordinary shares because Endurance Holdings is not directly engaged in the insurance business. We cannot be certain, however, that the IRS will not interpret the proposed regulations in a contrary manner or that the U.S. Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of ordinary shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of ordinary shares.

Uncertainty as to Application of RPII. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes might ultimately be made or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and their application to Endurance U.K. and Endurance Bermuda is uncertain. These provisions include the grant of authority to the U.S. Treasury to prescribe "such regulations as may be necessary to carry out the purposes of this subsection, including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." In addition, there can be no assurance that the IRS will not challenge any determinations by Endurance U.K. or Endurance Bermuda as to the amount, if any, of RPII that should be includible in income or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Prospective investors should consult their tax advisors as to the effects of these uncertainties.

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Passive Foreign Investment Companies. In general, a foreign corporation will be a PFIC during a given year if (i) 75% or more of its gross income constitutes "passive income" or (ii) 50% or more of its assets produce passive income.

If Endurance Holdings were characterized as a PFIC during a given year, U.S. Persons owning ordinary shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an "excess distribution" with respect to, their shares, unless such shareholders made a "qualified electing fund election" or "mark-to-market" election. In general, a shareholder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions at the highest applicable tax rate on ordina ry income throughout the shareholder's period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period.

For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions, however, contain an express exception for income derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business.

This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Endurance Holdings expects for purposes of the PFIC rules that each of Endurance U.K. and Endurance Bermuda will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business. Accordingly, neither should be treated as a PFIC for U.S. federal income tax purposes currently, and Endurance Holdings does not expect that either should be treated as a PFIC in future taxable years. There can be no assurances, however, that this will be the case. The PFIC statutory provisions contain a look-through rule stating that, for purposes of determining whether a foreign corporation is a PFIC, such foreign c orporation shall be treated as if it received "directly its proportionate share of the income . . ." and as if it "held its proportionate share of the assets . . ." of any other corporation in which it owns at least 25% by value of the shares. While no explicit guidance is provided by the statutory language, under this look-through rule Endurance Holdings should be deemed to own the assets and to have received the income of its insurance subsidiaries directly for purposes of determining whether it qualifies for the insurance exception. Consequently, Endurance Holdings believes that it should not be treated as a PFIC for U.S. federal income tax purposes currently and does not expect to be treated as a PFIC in future taxable years. This interpretation of the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of PFIC provision. There can be no assurance, however, that the IRS will not challenge this position or that a court will not sustain such challenge. Prospective investors should consult their tax advisor as to the effects of the PFIC rules.

Foreign Personal Holding Companies. A foreign corporation will be classified as a foreign personal holding company ("FPHC") for U.S. federal income tax purposes if (i) at any time during the taxable year at issue, five or fewer individuals who are United States citizens or residents, referred to as a "United States group," own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of all classes of the corporation's stock measured by voting power or value, and (ii) at least 60% of its gross income for the taxable year is "FPHC income" or, if the corporation has been classified as a FPHC for any preceding tax year ending after August 26, 1937, at least 50% of its gross income for the taxable year is "FPHC income," with certain exceptions. Under these constructive ownership rules, a person will be treated as owning shares of a corporation's stock owned by certain members of the person's family, shares of stock that could be acquired upon the exercise of an option held by the person and a proportionate amount of stock owned by a corporation, partnership, estate, or trust in which that person is a shareholder, partner or beneficiary. If a foreign corporation meets the stock ownership test and is a shareholder in a FPHC, then for purposes of determining whether it meets the gross income test and computing its "undistributed foreign personal holding company income," discussed below, a dividend is deemed included in its gross income for the applicable taxable year equal to its proportionate share of the FPHC's "undistributed foreign personal holding company income" to the extent of the FPHC's current and accumulated earnings and profits.

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If Endurance Holdings or any its subsidiaries were to be treated as a FPHC, a portion of the applicable "undistributed foreign personal holding company income" (as defined for U.S federal income tax purposes) would be imputed to U.S. Persons owning ordinary shares on the last day on which a United States group (as defined above) existed in the applicable taxable year. In the event a United States group ceases to exist prior to the end of a taxable year, the proportion of the FPHCs' undistributed foreign personal holding company income includible in such U.S. Person's income would be based on the ratio of the number of days in the taxable year up to and including the last day on which the "United States group" existed to the total number of days in that year. If Endurance Holdings or any of its subsidiaries were treated as a FPHC, such income would be taxable as a deemed dividend to U.S. Persons to the extent of our current and acc umulated earnings and profits even if no cash dividend were actually paid and would not be eligible for the Reduced Rate of tax under recently enacted legislation. The amount of the deemed dividend included in the gross income of a U.S. Person would be treated as then reinvested by such U.S. Person as a contribution to the capital of Endurance Holdings, and the U.S. Person's tax basis in our stock generally would be increased by that same amount. Distributions by Endurance Holdings to its shareholders with respect to their stock in subsequent taxable years generally would be subject to income tax as dividends to the extent of our current and accumulated earnings and profits, reduced to reflect the amount of any deemed FPHC dividends. A distribution paid by Endurance Holdings to a U.S. Person that is characterized as a dividend would likewise not be eligible for the Reduced Rate of tax with respect to dividends paid before 2009 if Endurance were treated as a FPHC. Upon the death of any U.S. individual owning shares in a FPHC, such individual's heirs or estate would not be entitled to a "step-up" in the basis of the shares which might otherwise be available under U.S. federal income tax laws. If Endurance Holdings is not a FPHC and such income is from one or more of its subsidiaries that are FPHCs, then the "undistributed personal holding company income" of the subsidiaries that are FPHCs could be taxable as a deemed dividend to U.S. Persons in certain circumstances and this deemed dividend would not be eligible for the Reduced Rate of tax under recently enacted legislation.

Although Endurance Holdings believes, based upon information made available to it regarding its existing shareholder base, that neither it nor any of its subsidiaries currently is a FPHC, Endurance Holdings cannot be certain that they will not become FPHCs in the future because of factors including legal and factual uncertainties regarding the application of the constructive ownership rules, the makeup of Endurance Holdings' shareholder base, the gross income of Endurance Holdings or any of its subsidiaries and other circumstances that could change the application of the FPHC rules to Endurance Holdings and its subsidiaries. In addition, if Endurance Holdings or any of its subsidiaries were to become FPHCs, it cannot be certain that the amount of FPHC income will be immaterial.

If there is an overlap of income inclusion under the FPHC rules and the PFIC rules (discussed above), the FPHC rules will generally take precedence.

Other. Except as discussed below with respect to backup withholding, dividends paid by Endurance Holdings will not be subject to U.S. withholding tax.

Shareholders Who Are Non-U.S. Persons

Subject to certain exceptions, non-U.S. Persons will be subject to U.S. federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, ordinary shares only if such dividends or gains are effectively connected with the conduct of a trade or business within the United States. Nonresident alien individuals will not be subject to U.S. estate tax with respect to the ordinary shares.

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All Shareholders

Information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments of dividends on the ordinary shares to U.S. Persons. Thus, you may be subject to backup withholding with respect to dividends paid by such persons unless you (i) are a corporation, non-U.S. Person or come within certain other exempt categories and, when required, demonstrate this fact, or (ii) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax and may be credited against your regular U.S. federal income tax liability or otherwise you may be entitled to a refund for any such tax withheld.

United States Taxation of Holders of Debt Securities

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of the debt securities. This summary assumes that an investor will acquire debt securities at their original issue price and hold our debt securities as capital assets, which generally means as property held for investment. Any special U.S. federal income tax considerations relevant to a particular issue of debt securities, including any debt securities issued in a currency other than U.S. dollars, issued with "original issue discount" or notes providing for contingent payments, will be provided in the applicable prospectus supplement. Purchasers of such debt securities should carefully examine the applicable prospectus supplement and should consult their tax advisors with respect to such debt securities.

For U.S. federal income tax purposes and for purposes of the following discussion, a "U.S. holder" means a beneficial owner of debt securities that is (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation created or organized under the laws of the United States or of any of its political subdivisions, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes. For purposes of this discussion, a "non-U.S. holder" means a beneficial owner of debt securities who is a nonresident alien indiv idual or a corporation, estate or trust that is not a U.S. holder.

If a partnership holds debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that acquires our debt securities, you should consult your tax advisor.

U.S. Holders of Debt Securities

Interest Payments. Unless otherwise specified in the related prospectus supplement, interest paid to a U.S. holder on a debt security will be includible in such holder's gross income as ordinary interest income in accordance with the holder's regular method of tax accounting. In addition, interest on the debt securities will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the debt securities generally will constitute passive income, or, in the case of certain U.S. holders, financial services income.

Sale, Exchange, Redemption and Other Disposition of Debt Securities. Upon the sale, exchange, redemption or other disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest which will be taxable as interest) and the holder's adjusted tax basis in such debt security. A U.S. holder's adjusted tax basis in a debt security, in general, will equal the cost of such debt security. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period in the debt security exceeds one year at the time of the disposition of the note. For U.S. holders other than corporations, preferential tax rates may apply to such long-term capital gain recognized on the disposition of the debt security compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a debt security generally will be treated as U.S. source gain or loss.

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Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the U.S. holder of the debt securities establishes an exemption from the information reporting rules. A U.S. holder of debt securities that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders of Debt Securities

Interest and Disposition. In general (and subject to the discussion below under "Information Reporting and Backup Withholding"), a non-U.S. holder will not be subject to U.S. federal income or withholding tax with respect to payments of interest on, or gain upon the disposition of, debt securities, unless (i) the interest or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States or (ii) in the case of gain upon the disposition of debt securities, the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year and certain other conditions are met.

Interest or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder. In addition, if such non-U.S. holder is a non-U.S. corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding. If the debt securities are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the debt securities are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

Proposed U.S. Tax Legislation

Legislation has been introduced in the U.S. Congress intended to eliminate certain perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States but have certain U.S. connections. While there is no currently pending legislative proposal which, if enacted, would have a material adverse effect on us or our subsidiaries, it is possible that broader based legislative proposals could emerge in the future that could have an adverse impact on us or our subsidiaries.

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PLAN OF DISTRIBUTION

We, each of the Capital Trusts and/or the selling shareholders may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, and subject to receiving the prior written consent of the BMA, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the BMA, we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the proceeds to us, the Capital Trusts and/or the selling shareholders and any discounts, commissions, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

•	any securities exchanges on which the securities may be listed, if any.

Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

The selling shareholders may offer their ordinary shares in one or more offerings pursuant to one or more prospectus supplements, and each such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the ordinary shares offered pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those ordinary shares on different terms pursuant to another prospectus supplement, provided that, subject to Rule 462(b) under the Securities Act, no selling shareholder may offer or sell more ordinary shares in the aggregate than are indicated in the table set forth under the caption "Selling Shareholders" pursuant to any such prospectus supplements.

Each of the selling shareholders may offer its ordinary shares at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for ordinary shares; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling shareholders also may resell all or a portion of its ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

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Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we, the Capital Trusts and/or the selling shareholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we, the Capital Trusts and/or the selling shareholders pay to them. Generally, unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We, the Capital Trusts and/or the selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us, the Capital Trusts and/or the selling shareholders at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future.

Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we, the Capital Trusts and/or the selling shareholders pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled under relevent underwriting or other agreements to indemnification by us, the Capital Trusts and/or the selling shareholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us, the Capital Trusts and/or the selling shareholders in the ordinary course of business.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. These reports, proxy statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.endurance.bm as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

We "incorporate by reference" into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supercede that information. This prospectus, incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below, which we have previously filed with the SEC, are incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2004; and

•	our Current Reports on Form 8-K, filed January 28, 2004, February 18, 2004, March 2, 2004, March 4, 2004, and May 25, 2004.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Endurance Specialty Holdings Ltd.
Office of the Secretary
Wellesley House
90 Pitts Bay Road
Pembroke HM 08 Bermuda
(441) 278-0400

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Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to Bermuda law in connection with this offering will be passed upon for us by Appleby Spurling Hunter, Hamilton, Bermuda, and certain legal matters as to U.S. law in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young, independent auditors, have audited our consolidated financial statements and schedules included or incorporated by reference in our Annual Report on form 10-K for the year ended December 31, 2003, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young’s reports, given on their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL
SECURITIES LAWS AND OTHER MATTERS

Endurance Holdings was incorporated under the laws of Bermuda. In addition, some of its directors and officers reside outside the United States, and all or a substantial portion of their assets and its assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. based directors and officers or to recover against Endurance Holdings, or such directors and officers or obtain judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws against them. However, Endurance Holdings may be served with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, our U.S. agent irrevocably appointed for that purpose.

We have been advised by Appleby Spurling Hunter, our Bermuda counsel, that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Appleby Spurling Hunter that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda Court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

We will have to obtain from the BMA their permission for the issue and free transferability of the securities in the Company being offered pursuant to this prospectus and each prospectus supplement. At the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or any prospectus supplement.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution:

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table. Each amount, except for the Securities and Exchange Registration Fee, is estimated.

Securities and Exchange Commission Registration Fee	$228,070
*Trustees' Fees and Expenses	7,500
*Accountants' Fees and Expenses	25,000
*Legal Fees and Expenses	220,000
*Printing and Engraving Fees	6,500
*Rating Agency Fees	650,000
*Miscellaneous Expenses	20,000

*Total Expenses	$1,157,070

*	Estimated

Item 15. Indemnification of Directors and Officers.

Endurance Specialty Holdings Ltd. (the “Company”)

The Bye-laws of the Company provide for the indemnification of the Company’s officers and directors, members of a (duly constituted) committee and any resident representative (and their respective heirs, executors or administrators), each referred to as an Indemnified Person, against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by Bermuda law (including, but not limited to liabilities under contract, tort, fiduciary duties and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable), incurred or suffered by such party by reason of any act done, conceived in or omitted in the conduct of the Registrant’s business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Companies Act 1981 of Bermuda (the “Companies Act”) as in effect from time to time in Bermuda.

The Company’s bye-laws state that an Indemnified Person shall be indemnified out of the funds of the Company against all liabilities incurred by him or her by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his or her duties, in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with the application under the Companies Act in which relief is granted to him or her by the court.

In addition, each shareholder and the Company agree to waive any claim or right of action he or it may have at any time, whether individually or by or in the right of the Company against any Indemnified Person on account of any action taken by such person in the performance of his duties with or for the Company; provided that such waiver shall not extend to any claims or rights of action which would render it void pursuant to the Companies Act as in effect from time to time in Bermuda, that arises out of fraud or dishonesty on the part of such Indemnified Person or with respect to the recovery of any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company’s bye-laws or in a contract or arrangement between the company and the director, indemnifying a director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

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The Company maintains directors’ and officers’ liability insurance for its officers and directors.

Any underwriting agreement that the Company may enter into in connection with an offering of securities pursuant to this registration statement may include provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Company against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Reference is also made to the Registration Rights Agreement, dated as of July 22, 2002, filed as Exhibit 4.23 hereto, which provides that, under certain circumstances (i) the Company is obligated to indemnify the selling shareholders and (ii) the selling shareholders are obligated to indemnify the Company, against certain liabilities and legal expenses arising from a violation of the Securities Act.

The Capital Trusts

Each declaration pursuant to which each of the Capital Trusts is organized will provide that no administrative trustee, or affiliate of any administrative trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any administrative trustee or of any such affiliate, or employee or agent of each of the Capital Trusts or its affiliates (each an "Indemnified Person") will be liable, responsible or accountable in damages or otherwise to each of the Capital Trusts or any officer, director, shareholder, partner, member, representative, employee or agent of the Capital Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of each of the Capital Trusts and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by each such declaration or by law, except that an Indemnified Person will be liable for such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct regarding such act or omission.

Each declaration also provides that to the fullest extent permitted by applicable law, the Company will indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of the creation, operation or termination of the Capital Trusts or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of each the Capital Trusts and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by each such declaration, except that no Indemnified Person will be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct regarding such act or omission.

Each declaration further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding will, from time to time, be advanced by the Company before the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it will be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by each such declaration.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits:

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

(b)	Financial Statement Schedules:

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All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.

Item 17. Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Endurance Holding's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by a registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Endurance Specialty Holdings Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke, Bermuda, on this 15th day of June, 2004.

ENDURANCE SPECIALTY HOLDINGS LTD.

By:	/s/ Kenneth J. LeStrange

Name: Kenneth J. LeStrange
Title: Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers, directors and authorized representatives of Endurance Specialty Holdings Ltd., hereby severally constitute and appoint Kenneth J. LeStrange, our true and lawful attorney with full power to him, with full power of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Endurance Specialty Holdings Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, or his substitute or substitutes, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kenneth J. LeStrange		Chairman of the Board, Chief Executive Officer, President and Director	June 15, 2004

Name:	Kenneth J. LeStrange

/s/ James R. Kroner		Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 15, 2004

Name:	James R. Kroner

/s/ John T. Baily		Director	June 15, 2004

Name:	John T. Baily

/s/ Galen R. Barnes		Director	June 15, 2004

Name:	Galen R. Barnes

/s/ William H. Bolinder		Director	June 15, 2004

Name:	William H. Bolinder

/s/ David L. Cole		Director	June 15, 2004

Name:	David L. Cole

/s/ Jonathan J. Coslet		Director	June 15, 2004

Name:	Jonathan J. Coslet

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/s/ Anthony J. DiNovi		Director	June 15, 2004

Name:	Anthony J. DiNovi

/s/ Bryon G. Ehrhart		Director	June 15, 2004

Name:	Bryon G. Ehrhart

/s/ Charles Froland		Director	June 15, 2004

Name:	Charles Froland

/s/ Richard C. Perry		Director	June 15, 2004

Name:	Richard C. Perry

/s/ Robert A. Spass		Director	June 15, 2004

Name:	Robert A. Spass

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Endurance Holdings Capital Trust I and Endurance Holdings Capital Trust II each certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, New York, on this 15th day of June, 2004.

ENDURANCE HOLDINGS CAPITAL TRUST I
ENDURANCE HOLDINGS CAPITAL TRUST II

By:	/s/ Steven W. Carlsen

Name: Steven W. Carlsen
Trustee

By:	/s/ Emily Canelo

Name: Emily Canelo
Trustee

By:	/s/ Daniel S. Lurie

Name: Daniel S. Lurie
Trustee

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INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibits

1.1*	Form of Underwriting Agreement relating to debt securities, preference shares, ordinary shares, depositary shares and warrants.

1.2*	Form of Underwriting Agreement relating to stock purchase contracts and stock purchase units.

1.3*	Form of Underwriting Agreement relating to preferred securities of a Capital Trust and preferred securities guarantees of the Company.

3.1	Memorandum of Association. Incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed on January 28, 2003.

3.2	Memorandum of Increase of Share Capital. Incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended December 31, 2003.

3.3	Amended and Restated Bye-laws. Incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to the Registration Statement on Form S-1 filed on February 27, 2003.

4.1	Form of Senior Debt Indenture, to be entered into between the Company and The Bank of New York, as trustee.

4.2	Form of Subordinated Debt Indenture, to be entered into between the Company and The Bank of New York, as trustee.

4.3	Form of Junior Subordinated Indenture, to be entered into between the Company and The Bank of New York, as trustee.

4.4*	Form of Debt Securities.

4.5*	Form of Certificate of Designation, Preferences and Rights relating to preference shares.

4.6	Specimen Ordinary Share Certificate. Incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-1 filed on February 10, 2003.

4.7	Specimen Class A Share Certificate. Incorporated herein by reference to Exhibit 4.2 to Amendment No. 2 to the Registration Statement on Form S-1 filed on February 10, 2003.

4.8	Form of Deposit Agreement, including the form of depositary receipt.

4.9(a)	Form of Warrant Agreement for warrants sold alone, including the form of Warrant Certificate.

4.9(b)	Form of Warrant Agreement for warrants attached to securities, including the form of Warrant Certificate.

4.10	Form of Warrant for ordinary shares. Incorporated herein by reference to Exhibit 4.3 to Amendment No. 1 to the Registration Statement on Form S-1 filed on January 28, 2003.

4.11	Amendment to Form of Warrant for Ordinary Shares. Incorporated herein by reference to Exhibit 4.4 to Amendment No. 3 to the Registration Statement on Form S-1 filed on February 27, 2003.

4.12	Form of Warrant for Class A Shares. Incorporated herein by reference to Exhibit 4.5 to Amendment No. 1 to the Registration Statement on Form S-1 filed on January 28, 2003.

4.13	Form of Purchase Contract Agreement.

4.14	Form of Share Purchase Units (included in Exhibit 4.13).

4.15	Certificate of Trust of Endurance Holdings Capital Trust I.

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4.16	Certificate of Trust of Endurance Holdings Capital Trust II.

4.17	Declaration of Trust for Endurance Holdings Capital Trust I.

4.18	Declaration of Trust for Endurance Holdings Capital Trust II.

4.19	Form of Amended and Restated Declaration of Trust.

4.20	Form of Trust Preferred Security (included in Exhibit 4.19).

4.21	Form of Preferred Securities Guarantee Agreement.

4.22	Amended and Restated Shareholders Agreement, dated as of as of January 30, 2003, among the Company and each of the persons listed on Schedule A thereto. Incorporated herein by reference to Exhibit 10.1 to Amendment No. 3 to the Registration Statement on Form S-1 filed on February 27, 2003.

4.23	Registration Rights Agreement, dated as of July 22, 2002, among the Company and each of the persons listed on Schedule A thereto. Incorporated herein by reference to Exhibit 10.2 to Amendment No. 1 to the Registration Statement on Form S-1 filed on January 28, 2003.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2	Opinion of Appleby Spurling Hunter.

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).

23.3	Consent of Appleby Spurling Hunter.

24.1	Powers of Attorney of officers and directors (included on the signature page of the Registration Statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Senior Debt Indenture.

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Subordinated Debt Indenture.

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Junior Subordinated Indenture.

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the institutional trustee under the Amended and Restated Declaration of Trust of Endurance Holdings Capital Trust I.

25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the institutional trustee under the Amended and Restated Declaration of Trust of Endurance Holdings Capital Trust II.

25.6	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the preferred guarantee trustee under the Preferred Securities Guarantee Agreement of Endurance Holdings for the benefit of the Trust Preferred Securities holders of Endurance Holdings Capital Trust I.

25.7	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the preferred guarantee trustee under the Preferred Securities Guarantee Agreement of Endurance Holdings for the benefit of the Trust Preferred Securities holders of Endurance Holdings Capital Trust II.

99.1	Form F-N.

*	To be filed, if necessary subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Note:	We will file as an exhibit to a Current Report on Form 8-K any required opinion of counsel as to certain tax matters relating to securities being offered hereby.